                                                     REGISTRATION NO. 333-109972
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                 POST EFFECTIVE


                               AMENDMENT NO. 1 TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            PROASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                             6631                            63-1261433
 (State or Other Jurisdiction of      (Primary Standard Industrial              (IRS Employer
  Incorporation or Organization)      Classification Code Number)            Identification No.)

                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                                 (205) 877-4400
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                A. DERRILL CROWE
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                                 (205) 877-4400
         (Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   COPIES TO:

           JACK P. STEPHENSON, JR., ESQ.                       CHRISTOPHER J. CUMMINGS, ESQ.
              BRUCE A. PARSONS, ESQ.                              SHEARMAN & STERLING LLP
                 BURR & FORMAN LLP                                  COMMERCE COURT WEST
         420 NORTH 20TH STREET, SUITE 3100                      199 BAY STREET, SUITE 4405
             BIRMINGHAM, ALABAMA 35203                           TORONTO, ONTARIO M5L 1E8
                  (205) 458-5201                                      (416) 360-8484

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITY TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being registered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING SECURITYHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.


                *SUBJECT TO COMPLETION, DATED OCTOBER 27, 2004.

PROSPECTUS

                                  $107,600,000

                              (PROASSURANCE LOGO)

                            PROASSURANCE CORPORATION

                  3.9% CONVERTIBLE SENIOR DEBENTURES DUE 2023
                       AND THE COMMON STOCK ISSUABLE UPON
                CONVERSION OF THE CONVERTIBLE SENIOR DEBENTURES
                             ---------------------
    This prospectus relates to $107,600,000 aggregate principal amount of 3.9% Convertible Senior Debentures due 2023 of ProAssurance Corporation which includes $100,000,000 aggregate principal amount of Debentures issued in a private placement on July 7, 2003 and $7,600,000 aggregate principal amount of Debentures that were issued pursuant to the exercise of an overallotment option on July 16, 2003. The Debentures may be sold from time to time by or on behalf of the selling security holders named in this prospectus or in supplements to this prospectus. This prospectus also relates to 2,572,038 shares of our common stock, par value $0.01 per share, issuable upon conversion of the Debentures held by certain selling securityholders, plus such additional indeterminate number of shares as may become issuable upon conversion of the Debentures by reason of adjustment to the conversion rate in certain circumstances.

    The selling securityholders may sell all or a portion of the Debentures in market transactions, negotiated transactions or otherwise and at prices which will be determined by the prevailing market price for the Debentures or in negotiated transactions. The selling securityholders also may sell all or a portion of the shares of common stock from time to time on the New York Stock Exchange, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the shares or in negotiated transactions. The selling securityholders will receive all of the proceeds from the sale of the Debentures and the common stock. We will not receive any proceeds from the sale of Debentures or common stock by the selling securityholders.

    We will pay interest on the Debentures on June 30 and December 30 of each year, beginning December 30, 2003. In addition, we will pay contingent interest during any six-month period from June 30 to December 29 and from December 30 to June 29, commencing with the six-month period beginning June 30, 2008, if the average market price of a Debenture for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the principal amount of the Debentures.

    The Debentures are our senior unsecured obligations and will rank equally with our other existing and future obligations that are unsecured and unsubordinated.

    Each $1,000 principal amount of the Debentures will be convertible at your option, into 23.9037 shares of our common stock, par value $0.01 per share (subject to adjustment as described in this prospectus), at any time prior to stated maturity, if (i) the sale price of our common stock reaches specified thresholds, (ii) the Debentures are called for redemption, or (iii) specified corporate transactions have occurred. Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock.

    The initial conversion rate of 23.9037 shares for each $1,000 principal amount of Debentures is equivalent to an initial conversion price of $41.83 per share of our common stock. Shares of our common stock are listed on the New York Stock Exchange under the symbol "PRA." The last reported sale price of our common stock on October 19, 2004 was $34.46 per share.

    The Debentures were initially sold to qualified institutional buyers and are currently trading in the PORTAL market. The Debentures sold by means of this prospectus will not be eligible for trading in the PORTAL market. We do not intend to list the Debentures for trading on any national or other securities exchange or on the Nasdaq National Market.

    We may redeem some or all of the Debentures on or after July 7, 2008. You may require us to repurchase all or a portion of your Debentures on June 30, 2008, June 30, 2013 and June 30, 2018 or, subject to specified exceptions, upon our change of control (as described in this prospectus). In either event, we may choose to pay the repurchase price in cash or shares of our common stock or a combination of cash and shares of our common stock.

    Under the terms of the indenture, we and each holder of the Debentures agree, for U.S. federal income tax purposes, to treat the Debentures as indebtedness that is subject to the regulations governing contingent payment debt instruments. See "Certain U.S. Federal Income Tax Consequences."
                             ---------------------
    INVESTING IN THE DEBENTURES INVOLVES RISKS, SOME OF WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 15 OF THIS PROSPECTUS.
                             ---------------------
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------
    *The date of this prospectus is            , 2004.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................   ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............  iii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........  iii
SUMMARY.....................................................    1
RISK FACTORS................................................   15
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES.............   24
USE OF PROCEEDS.............................................   24
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY.............   25
CAPITALIZATION..............................................   26
DESCRIPTION OF THE DEBENTURES...............................   27
DESCRIPTION OF CAPITAL STOCK................................   48
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES................   49
CONSEQUENCES TO U.S. HOLDERS................................   50
CONSEQUENCES TO NON-U.S. HOLDERS............................   54
SELLING SECURITYHOLDERS.....................................   57
PLAN OF DISTRIBUTION........................................   60
LEGAL MATTERS...............................................   63
EXPERTS.....................................................   63

                             ---------------------
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

     This prospectus is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that any information provided by other sources is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of this offering and the Debentures, including the merits and risks involved.

     We are not making any representation to any purchaser of the Debentures regarding the legality of an investment in the Debentures by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Debentures.

     References in this prospectus to "ProAssurance," "we," "us" and "our" refer to ProAssurance Corporation, an insurance holding company incorporated in Delaware, and its subsidiaries, unless the context otherwise requires.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room of the SEC, at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room.

     The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is www.sec.gov. We also maintain copies of our recent SEC reports and other current information regarding ProAssurance at our website at www.proassurance.com.

     You can also inspect reports, proxy statements and other information about ProAssurance at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are "incorporating by reference" into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus and superseded by information in subsequent reports. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

PROASSURANCE SEC FILINGS (FILE NO. 001-16533)                    PERIOD
---------------------------------------------                    ------
Annual Report on Form 10-K.................     Year Ended December 31, 2003
2004 Quarterly Reports on Form 10-Q........     Quarterly Periods Ended March 31, 2004,
                                                and June 30, 2004

     All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus to the end of the offering (other than current reports furnished to the SEC) under this prospectus shall also be deemed to be incorporated herein by reference and will automatically update information included in or previously incorporated by reference in this prospectus.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

     Frank B. O'Neil
     Senior Vice President of Corporate Communications and Investor Relations ProAssurance Corporation
     100 Brookwood Place
     Birmingham, Alabama 35209
     Tel: (205) 877-4400

     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in that filing.

     Information contained on our website at www.proassurance.com is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain statements concerning our future results and performance and other matters that are "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended, but are not the exclusive means, to identify these forward-looking statements. These forward-looking statements include among other things statements concerning: liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, compliance with our credit agreement, payment of dividends, and other matters.

     These forward-looking statements are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from historical or expected results described in the forward-looking statements. These risks and uncertainties include, but are not limited to those listed in this prospectus under the heading "Risk Factors." Due to such risks and uncertainties, you are urged not to place undue reliance on forward-looking statements.

     Risks that could adversely affect our operations or cause actual results to differ materially from anticipated results include, but are not limited to, the following:

     - underwriting losses on the risks we insure are higher or lower than expected;

     - unexpected changes in loss trends and reserving assumptions which might require the reevaluation of the liability for loss and loss adjustment expenses, thus resulting in an increase or decrease in the liability and a corresponding adjustment to earnings;

     - our ability to retain current business, acquire new business, expand product lines and a variety of other factors affecting daily operations such as, but not limited to, economic, legal, competitive and market conditions which may be beyond our control and are thus difficult or impossible to predict;

     - changes in the interest rate environment and/or the securities markets that adversely impact the fair value of our investments or our income;

     - inability on our part to achieve continued growth through expansion into other states or through acquisitions or business combinations;

     - general economic conditions that are worse than anticipated;

     - inability on our part to obtain regulatory approval of, or to implement, premium rate increases;

     - the effects of weather-related events;

     - changes in the legal system, including retroactively applied decisions that affect the frequency or severity of claims;

     - a verdict against one of our insureds that is in excess of policy limits could expose us to bad faith litigation by the insured;

     - significantly increased competition among insurance providers and related pricing weaknesses in some markets;

     - the loss of an agent or agents who produce a significant portion of our business;

     - changes in the availability, cost, quality or collectibility of reinsurance;

     - changes to our ratings by rating agencies;

     - regulatory and legislative actions or decisions that adversely affect us; and

     - our ability to utilize loss carryforwards and other deferred tax assets.

     All forward-looking statements included in this document are based upon information available to us on the date hereof, and we undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under "Risk Factors."

     We caution you that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

     For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act.

     You should carefully read this prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

                                    SUMMARY

     This summary highlights information contained in other parts of this prospectus or incorporated by reference herein. Because this is a summary, it may not contain all the information that may be important to you. You should read this summary together with the more detailed information in our financial statements and accompanying notes contained elsewhere in this prospectus and the other information incorporated by reference herein. Figures presented in this prospectus include the results of Professionals Group from June 27, 2001, the date of the consolidation with Medical Assurance, and, prior to that date, of Medical Assurance, unless otherwise expressly stated, which limits the comparability of certain financial information. Unless otherwise indicated, all information in this prospectus gives no effect to the exercise of outstanding options to purchase shares of our common stock and assumes all share numbers are as of June 30, 2004.

                            PROASSURANCE CORPORATION

OVERVIEW

     We are a holding company for specialty property and casualty insurance companies focused on the professional liability and the personal automobile insurance markets. We were formed to effect the consolidation of Medical Assurance, Inc. and Professionals Group, Inc. in June 2001, but our predecessor company, Medical Assurance, has been in operation since 1977.

     We have a regional orientation, applying a focused underwriting strategy to local markets where we have built a strong reputation among our customers and producers. Our professional liability business is concentrated in the southeast and midwest and focuses on physicians, dentists, other healthcare providers and healthcare facilities. We believe we are the fourth largest active writer of medical professional liability insurance in the United States. Our personal lines segment focuses on educators and their families in Michigan. We believe we are the tenth largest writer of personal automobile insurance in Michigan.

     By concentrating on specialty markets where customers have specialized needs, we seek to provide value added solutions through our underwriting expertise and our emphasis on strong customer service. Our regional presence allows us to maintain active relationships with our customers and be more responsive to their needs. We seek to maintain a strong financial position to protect our customers. We believe these factors have allowed us to establish a leading position in our markets, enabling us to compete on a basis other than just price.

     We conduct our business through two operating segments, each of which maintains a strong position in its local markets:

     - Our professional liability segment, which represents our commercial lines business, primarily focuses on providing medical professional liability insurance. We provide protection against claims arising out of the death, injury or disablement of a person resulting from the negligence or other misconduct of medical and other healthcare professionals.

     - Our personal lines segment primarily offers personal automobile, and to a lesser extent, homeowners, boat and umbrella insurance to teachers, administrators, college professors and other members of the educational community and their families in Michigan.

     Our professional liability segment represented 73.4% of our gross premiums written for the year ended December 31, 2003, while our personal lines represented 26.6% for the same year.

     Professional liability insurance is generally referred to as a "long tail" line of business. This means there is typically a long period of time between collecting the premium for insuring a risk and the ultimate payment of losses, typically exceeding five years. This allows us to invest the premiums we collect until we pay losses which results in a higher level of invested assets and investment income as compared to other lines of property and casualty business. This is in contrast to personal lines insurance, which is generally referred to as "short tail," due to shorter time periods between insuring the risk and the ultimate payment of claims. As a result, there is less time to invest premiums collected.

     Our overall investment strategy is to focus on maximizing current income from our investment portfolio while maintaining safety, liquidity, duration of liabilities and portfolio diversification. The portfolio is generally managed by professional third party asset managers subject to investment policies and periodical evaluation by management and its consultants.

     Professional Liability. We offer professional liability insurance for providers of medical and other healthcare services, and to a lesser extent, for providers of legal services. Although we generate a majority of our premiums from individual and small group practices, we also insure several major physician groups as well as several hospitals. We generally do not target large groups or facilities because of the difficulty in underwriting the individual risks and because their purchasing decision is more focused on price. We primarily write in the southeast and midwest with Ohio, Florida, Alabama, Michigan and Missouri representing our five largest states based on 2003 premiums.

     We conduct our professional liability business through our insurance subsidiaries, The Medical Assurance Company, ProNational Insurance Company, Medical Assurance of West Virginia, and Red Mountain Casualty Insurance Company. We operate through our home office and local offices located throughout the states in which we write business, allowing us to better control our underwriting and claims process, respond to local market conditions and more effectively serve our customers and producers. In Alabama, we rely solely on direct marketing, and in Florida and Missouri direct marketing accounts for a majority of our business. We use independent agents to market our professional liability insurance products in other states. We believe our size, financial strength and flexibility of distribution differentiates us from our competitors.

     Personal Lines. We conduct our personal lines business through our insurance subsidiary, MEEMIC Insurance Company, which primarily serves educational employees and their families in Michigan. Private passenger automobile insurance is our primary line of business. To provide for the other insurance needs of our auto customers, we also offer homeowners, boat and umbrella policies. We believe our focus on the educational community provides better than average risk-selection, which contributes to our historically profitable underwriting results. We distribute our products directly to insureds through a network of captive agents who are primarily current and former teachers, administrators and other educational employees.

     Our senior management team is led by A. Derrill Crowe, M.D., our Chairman and Chief Executive Officer, and Victor T. Adamo, Esq., our President and Chief Operating Officer. Dr. Crowe has acted as the Chief Executive Officer of Medical Assurance since its founding in 1977. He has applied a hands-on management style in developing our underwriting and claims strategies and was instrumental in establishing us as a leading professional liability specialist. Mr. Adamo has held various positions with Professionals Group since 1985 and as its president was largely responsible for building it into a successful regional professional liability company. Dr. Crowe practiced medicine as his principal occupation for more than 25 years and Mr. Adamo was in the private practice of law for 10 years, providing them with knowledge of medical and legal issues that are critical to our insurance operations. We also have a knowledgeable and experienced management team with established track records in building and managing successful insurance operations. In total, our senior management team has average experience in the insurance industry of 23 years.

     ProAssurance Corporation was formed as a holding company for Medical Assurance, Inc., in connection with its acquisition of Professionals Group, Inc. in June 2001. Medical Assurance was founded by physicians as a mutual company in Alabama in 1977 and demutualized into a public company in 1991. From its initial public offering in September 1991, to June 27, 2001, Medical Assurance produced a compounded annual return of 14.6% for its common stockholders. Professionals Group was founded as Physicians Insurance Company of Michigan in 1980 to assume the business of the Brown-McNeeley

Fund, which was founded by the State of Michigan in 1975. From the first date of trading on NASDAQ in June 1993 through June 27, 2001, Professionals Group produced a compounded annual return of 15.1% for its common stockholders. MEEMIC's insurance subsidiary was founded as a mutual company by Michigan teachers in 1950. Professionals Group became affiliated with MEEMIC in 1997 and acquired majority ownership through transactions relating to MEEMIC's demutualization in July 1999.

     Our executive offices are located at 100 Brookwood Place, Birmingham, Alabama 35209, and our telephone number is (205) 877-4400.

CORPORATE STRATEGY

     Our objective is to build value for our stockholders through superior underwriting of classes of business in which we have a comprehensive understanding and which offer us the opportunity to generate competitive returns on capital. We target an average return on equity of 12% to 14% over the long term. Over the five years ending December 31, 2003, however, we achieved an average return on equity of 6.9%, with a high of 14.4% in 1999 and a low of 2.3% in 2002. The major elements of our strategy are:

  ADHERE TO A STRICT UNDERWRITING PHILOSOPHY.

     We emphasize disciplined underwriting and do not manage our business to achieve a certain level of premium growth or market share. In our professional liability business, we apply our local knowledge to individual risk selection and determine the appropriate price based on our assessment of the specific characteristics of each risk. In our personal lines business, we target the educational community, which we believe provides a stable and predictable group of risks.

  AGGRESSIVELY MANAGE POLICYHOLDER CLAIMS.

     In addition to prudent risk selection, we seek to control our underwriting results through effective claims management. We investigate each professional liability claim and have fostered a strong culture of aggressively defending those claims that we believe have no merit. We manage these claims at the local level, tailoring claims handling to the legal climate of each state, which we believe differentiates us from national writers. In our personal lines business, we seek to quickly and efficiently settle claims through an established network of auto repair shops and other repair facilities, focusing on minimizing the cost of handling each claim.

  OPERATE THROUGH REGIONAL OFFICES IN LOCAL MARKETS.

     By concentrating on specialty markets where customers have specialized needs, we seek to provide value added solutions through our underwriting expertise and our emphasis on strong customer service. Through our regional underwriting and claims office structure, we are able to gain a strong understanding of local market conditions and efficiently adapt our underwriting and claims strategies to regional conditions. Our regional presence also allows us to maintain active relationships with our customers and be more responsive to their needs. We believe these factors have allowed us to establish a leading position in our markets, enabling us to compete on a basis other than just price. We also believe that our presence in local markets allows us to monitor and understand changes in the liability climate and thus develop better business strategies in a more timely manner than our competitors.

  EXPAND OUR POSITION IN REGIONAL MARKETS.

     Our goal is to build upon our position as a leading writer of professional liability and personal lines insurance and expand within a defined geographic area, while maintaining our commitment to disciplined underwriting and aggressive claims management. According to A.M. Best, we are the fourth largest active medical liability insurance writer in the nation, and we believe we are the largest medical liability writer in our states of operation. The withdrawal and reduced capacity of several competitors in the medical professional liability market has provided significant new business opportunities. We believe that our strong reputation in our regional markets, combined with our financial strength, strong customer service and proven ability to manage claims, should enable us to profitably expand our position in select states. In our personal lines business, we estimate that we currently insure approximately 16% of educational community (acting and retired teaching professionals and service employees) in Michigan. We expect to increase our penetration of the educational community by appointing additional agents and broadening our existing relationships with educational institutions and their employees.

  PURSUE CONSOLIDATING ACQUISITIONS.

     We have successfully acquired and integrated companies and books of business in the past and believe our financial size and strength make us an attractive acquirer. The current professional liability climate may also provide us with the opportunity to undertake additional mergers or acquisitions of companies or books of business within or adjacent to our states of operation. We continually evaluate opportunities to acquire professional liability companies or books of business that leverage our core underwriting and claims expertise.

  MAINTAIN OUR FINANCIAL STRENGTH AND SECURITY.

     We have sustained our financial stability during difficult market conditions through responsible pricing and loss reserving practices. We are committed to maintaining prudent operating and financial leverage and conservatively investing our assets. We recognize the importance our customers and producers place on the strong ratings of our principal insurance subsidiaries and we intend to manage our business to protect our financial security.

COMPETITION AND INDUSTRY TRENDS

     Competition depends on several factors including pricing, size, name recognition, service quality, market commitment, breadth and flexibility of coverage, method of sale, financial stability and ratings assigned by A.M. Best and Standard & Poor's. Many of these factors, such as market conditions, the ratings assigned by rating agencies, and regulatory conditions are out of our control. However, for those factors over which we do have control, such as service quality, market commitment, financial strength and stability, we believe we have competitive strengths that make us a viable competitor in those states where we are currently writing insurance.

  PROFESSIONAL LIABILITY SEGMENT

     We compete with insurance companies and self-insuring entities in the medical professional liability market. Many of the competing companies concentrate on a single state and have an extensive knowledge of the local markets. We also compete with large national insurers that may have greater financial strength and resources than we do.

     Self-insuring entities are emerging as an alternative to the traditional insurance market as insureds seek greater control over the professional liability premiums. We assist groups with the formation and administration of self-insuring entities, and earn fee income for the management and services we provide. We do not expect this to become a major source of revenue for us, but we hope to produce additional income to offset some of the potential lost business as growth in this segment of the market removes potential insureds from the traditional insurance market.

     We believe that we have a competitive advantage in the current market due to our size, geographic scope and name recognition, as well as our heritage as a policyholder-founded company with a long-term commitment to the professional liability insurance industry. These advantages have been achieved through our balance sheet strength, claims defense expertise, strong ratings and ability to deliver a high level of service to our insureds and agents. We believe that these competitive strengths make us a viable competitor in those states where we are currently writing insurance.

     Since 1999, insurance companies focused on medical professional liability coverage have experienced higher claim costs on business written in prior years than they had reserved for initially. This has resulted in significant losses, reduced capital to support current and future business, and higher premium rates to meet expected higher claims costs.

     Reduced profitability, reductions in surplus and capacity constraints have led many professional liability carriers focused on medical professional liability coverages to withdraw from, or limit new business in, one or more markets. For example, in 2002 The St. Paul Companies, then the leading writer of medical professional liability insurance, withdrew from the market and in 2003 Farmers Insurance Company exited medical professional liability insurance.

     In 2002 several medical liability insurance companies were forced from the market due to financial difficulties and The Reciprocal of America and MIIX Group were placed under regulatory supervision in 2003 and 2004, respectively. The failure of these companies placed hundreds of physicians at personal risk in the event of a judgment against them. We believe these events have heightened the sensitivity of our target market to this issue.

     Given the continued reduction in capacity and the uncertainty surrounding several writers in the medical professional liability market, we believe there will be a "flight to quality" as insurers place greater emphasis on financial strength and stability. We believe this trend will continue through 2004 and into at least the first half of 2005.

  PERSONAL LINES SEGMENT

     Personal lines insurance is highly competitive and some of these competitors are substantially larger than we are and have much greater financial, technical and operating resources. Competition depends on several factors including the price and quality of insurance products, the quality and speed of service and claims response, financial strength, sales and marketing capability, technical expertise and ratings assigned by A.M. Best and Standard & Poor's.

     We believe we have a competitive advantage because of our peer-to-peer sales model. Our approach of "teachers serving teachers and their families" as well as management's emphasis on high quality customer service have contributed to high customer loyalty with a long-term policyholder retention rate of nearly 95%.

GROWTH OPPORTUNITIES AND OUTLOOK

     We expect to achieve our growth in our Professional Liability segment primarily through (i) the withdrawal of competitors from actively writing business in certain states, and (ii) increased prices in our professional liability business.

     We believe we are viewed as a market leader because of our financial strength and stability, and our ability to deliver excellent service at the local level. This reputation allows us to take advantage of marketing conditions that are improving as price increases are implemented and earned. Our stability also makes us an attractive insurer in light of the highly publicized insolvencies in our industry, as well as regulatory actions taken against several former competitors.

     In 2003 and in 2002, our professional liability segment achieved average gross price increases of approximately 28% on renewal business (weighted by premium volume). In 2004 we expect professional liability pricing to continue to increase, although not at the levels of 2002 and 2003. We expect to increase the number of policies written as our competitors withdraw from markets and their capacity becomes increasingly constrained. We also expect our balance sheet strength to become a further differentiating factor in the market. Additionally, we plan to appoint new agents in underserved areas in the states where we write business and we believe that will bring us additional business as well.

     We expect our future growth in professional liability will be supported by controlled expansion in states where we are already writing business. This includes states we recently entered such as Arkansas,

Delaware, North Carolina and Virginia, that we believe have relatively favorable medical and legal climates. We also expect to expand into additional states within, or adjacent to, our existing business footprint as opportunities present themselves.

     We also believe there will be additional opportunities for profitable expansion of our professional liability business as insurers continue experiencing financial difficulties, requiring them to reduce their business or completely exit the marketplace. This may also lead to opportunities to expand through the acquisition of other companies or books of business.

     In the Personal Lines segment, our strong capitalization provides operational flexibility allowing growth and expansion capabilities for current and new product lines in Michigan, and expansion outside of the state.

     We believe we can achieve our growth in both segments while improving our combined ratio. As with all property and casualty companies, we expect the beneficial impact of price increases and any development of losses to be fully reflected in our financial results over time. We recognize the effect of higher prices as the associated premiums are earned which generally occurs over the course of the year after the policy is written.

                                 THE DEBENTURES

Issuer........................   ProAssurance Corporation

Debentures....................   $107,600,000 aggregate principal amount of
                                 3.90% Convertible Senior Debentures Due June
                                 30, 2023.

Maturity Date.................   June 30, 2023.

Ranking.......................   The Debentures are our senior unsecured
                                 obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations. The
                                 Debentures are not guaranteed by any of our subsidiaries and, accordingly, the Debentures are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including insurance policy-related liabilities. As of June 30, 2004, our subsidiaries had no outstanding indebtedness (excluding intercompany indebtedness) and had other liabilities
                                 (including insurance policy-related
                                 liabilities) of $2.35 billion.

Interest......................   We will pay accrued and unpaid interest on the
                                 Debentures on June 30 and December 30 of each year, beginning December 30, 2003, at an annual rate of 3.90% from July 7, 2003. In addition, we may be required to pay contingent interest, as set forth below under "Contingent Interest."

Contingent Interest...........   We will also pay contingent interest to the
                                 holders of the Debentures during any six-month period from June 30 to December 29 and from December 30 to June 29 commencing with the six-month period beginning June 30, 2008, if the average market price of a Debenture for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the principal amount of the Debentures. The amount of contingent interest payable in respect of any six-month period will equal 0.1875% of the average market price of a Debenture for the five trading day period referred to above.

Conversion Rights.............   You may convert your Debentures at any time
                                 prior to stated maturity from and after the date of the following events:

                                   - if the sale price of our common stock for
                                     at least 20 trading days in the 30
                                     trading-day period ending on the last
                                     trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day;

                                   - if we have called the Debentures for
                                     redemption; or

                                   - upon the occurrence of the specified
                                     corporate transactions, described under
                                     "Description of the
                                     Debentures -- Conversion Rights."

                                 For each $1,000 principal amount of Debentures surrendered for conversion, you initially will receive 23.9037 shares of our common stock. This represents an initial conversion price of approximately $41.83 per share of common stock. The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest or contingent interest, if any. Upon conversion, you will generally not receive any cash payment representing accrued interest or contingent interest, if any. Instead, accrued interest and contingent interest will be deemed paid by the common stock received by you on conversion. Debentures called for redemption may be surrendered for conversion until the close of business two business days prior to the redemption date.

                                 Upon conversion, we have the right to deliver, in lieu of our common stock, cash or a combination of cash and shares of our common stock.

Payment at Maturity...........   Each holder of $1,000 principal amount of the
                                 Debentures shall be entitled to receive $1,000 at maturity, plus accrued interest, including contingent interest, if any.

Sinking Fund..................   None.

Optional Redemption...........   We may not redeem the Debentures prior to July
                                 7, 2008. We may redeem some or all of the Debentures for cash on or after July 7, 2008, upon at least 30 days but not more than 60 days notice by mail to holders of Debentures at par as described under "Description of the Debentures -- Optional Redemption by Us."

Repurchase Right of Holders...   Each holder of the Debentures may require us to
                                 repurchase all or a portion of the holder's
                                 Debentures on June 30, 2008, June 30, 2013 and
                                 June 30, 2018 at a purchase price equal to the principal amount of the Debentures plus accrued and unpaid interest, including contingent interest, if any, to the date of repurchase. We may choose to pay the purchase price in cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to pay the repurchase price with shares of our common stock or a combination of cash and shares of our common stock, we must notify holders not less than 20 business days prior to the repurchase date. If we elect to pay all or a portion of the repurchase price in common stock, the shares of common stock will be valued at 97.5% of the average sale price for the 20 trading days immediately preceding and including the third day prior to the repurchase date. We may in the future, without your consent, amend or supplement the indenture to eliminate our ability to pay the purchase price for the Debentures in common stock on any purchase date after the date of such amendment or supplement.

Change of Control Put.........   Upon a change of control of ProAssurance, you
                                 may require us, subject to conditions, to repurchase all or a portion of your Debentures.
                                 We will pay the following purchase prices expressed as a percentage of the principal amount of such Debentures plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to the repurchase date:

                                                                                         REDEMPTION
                                                               PERIOD                      PRICE
                                                               ------                    ----------
                                             Beginning on July 7, 2003 and ending on
                                               June 29, 2004...........................    110.0%
                                             Beginning on June 30, 2004 and ending on
                                               June 29, 2005...........................    108.0%
                                             Beginning on June 30, 2005 and ending on
                                               June 29, 2006...........................    104.0%
                                             Beginning on June 30, 2006 and ending on
                                               June 29, 2008...........................    102.0%
                                             June 30, 2008 and thereafter..............    100.0%

                                 See "Description of the Debentures -- Change of Control Put."

                                 We may choose to pay the repurchase price in cash, shares of our common stock, shares of common stock of the surviving corporation or a combination of cash and shares of the applicable common stock. If we elect to pay all or a portion of the repurchase price in shares of common stock, the shares of the applicable common stock will be valued at 97.5% of the average sale price of the applicable common stock for 20 trading days commencing after the third trading day following notice of the occurrence of a change of control. We may in the future, without your consent, amend or supplement the indenture to eliminate our ability to pay the purchase price for the Debentures in common stock on any purchase date after the date of such amendment or supplement.

Events of Default.............   If there is an event of default under the
                                 Debentures, the principal amount of the
                                 Debentures, plus accrued interest, including contingent interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Use of Proceeds...............   The selling securityholders will receive all of
                                 the net proceeds from the sale of the
                                 Debentures or the shares of common stock sold under this prospectus. We will not receive any of the proceeds from sales by the selling securityholders of the Debentures or the underlying common stock sold under this prospectus. We received approximately $104.3 million of net proceeds from the sale of the Debentures to the initial purchasers. We used approximately $67.5 million of such proceeds to repay our outstanding bank indebtedness, and intend to use the remaining portion of such proceeds for general corporate purposes. See
                                 "Use of Proceeds."

Book-Entry, Delivery and
Form..........................   The Debentures were issued in fully registered
                                 form. The Debentures were issued in
                                 denominations of $1,000 principal amount and integral multiples thereof. The Debentures are represented by one or more global Debentures, deposited with the Trustee as custodian for The
                                 Depository Trust Company (DTC) and registered in the name of Cede & Co., DTC's nominee.
                                 Beneficial interests in the global Debentures will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants.
                                 See "Description of the
                                 Debentures -- Book-Entry Delivery and
                                 Settlement."

Registration Rights...........   We agreed to file the registration statement of
                                 which this prospectus forms a part with respect to the resale of the Debentures and the shares of our common stock issuable upon conversion of the Debentures. We have agreed to keep this shelf registration statement effective until the earliest of:

                                   - two years after the last date of original
                                     issuance of any of the Debentures;

                                   - the date when the holders of the Debentures
                                     and common stock issuable upon conversion of the Debentures are able to sell all such securities immediately pursuant to Rule 144 under the Securities Act;

                                   - the date when all of the Debentures and
                                     common stock issuable upon conversion of the Debentures are registered upon the shelf registration statement and sold in accordance with it; or

                                   - the date when all of the Debentures and
                                     common stock issuable upon conversion of the Debentures have ceased to be outstanding.

                                 We will be required to pay additional amounts if we fail to comply with our obligations to register the Debentures and the shares of our common stock issuable upon conversion of the Debentures within the specified time periods.

Transfer Restrictions.........   All of the Debentures sold in this offering and
                                 the shares of common stock issued upon their conversion will be tradable without restriction or further registration under the Securities
                                 Act of 1933 unless these securities are
                                 purchased by our affiliates.

Absence of a Public Market....   We do not intend to list the Debentures on any
                                 national securities exchange. The Debentures are new securities for which there is currently no public market. We cannot assure you that any active or liquid market will develop for the Debentures.

New York Stock Exchange Symbol
for our Common Stock..........   Our common stock is listed on the New York
                                 Stock Exchange under the symbol "PRA".

Certain U.S. Federal Income
Tax Consequences..............   We and each holder and beneficial owner of a
                                 Debenture agree in the indenture to treat the Debentures as contingent payment debt instruments for U.S. federal income tax purposes. By purchasing the Debentures, you will agree in the indenture to accrue original issue discount on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a non-contingent, non-convertible borrowing, which we have determined to be 8.75%, compounded semi-annually, even though the Debentures will have a lower stated yield to maturity. A U.S.
                                 holder will recognize taxable income in each year significantly in excess of interest payments (whether fixed or contingent) actually received in that year. Additionally, a U.S.
                                 holder will generally be required to recognize ordinary income on the gain, if any, realized on a sale, exchange, conversion, redemption or repurchase of the Debentures. In computing such gain, the amount realized by a U.S. holder will include, in the case of a conversion, the amount of cash and the fair market value of the shares received. The application of the contingent payment debt rules is uncertain, and no ruling will be sought from the Internal
                                 Revenue Service concerning the application of these rules to the Debentures. You should consult your own tax advisor concerning the tax consequences of owning the Debentures and our common stock issuable upon conversion of the Debentures. See "Certain U.S. Federal Income
                                 Tax Consequences."

Indenture and Trustee.........   The Debentures were issued under an Indenture
                                 dated as of July 7, 2003 between us and
                                 SouthTrust Bank.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The table shown below presents our selected financial data for the five years ended December 31, 2003. We derived the GAAP statement of operations data and balance sheet data relating to each of the years 1999 through 2003 from our audited consolidated financial statements.

     The statutory combined financial information is derived from the financial statements included in the combined annual statements of Medical Assurance Company and ProNational and their affiliated property and casualty insurers filed with the Insurance Departments of the States of Alabama and Michigan for the years ended December 31, 2003, 2002 and 2001, and from the combined annual statements of Medical Assurance Company (formerly Mutual Assurance, Inc.) and its affiliated property and casualty insurers filed with the Insurance Department of the State of Alabama for the years ended December 31, 2000 and 1999. The statutory combined financial statements are prepared in accordance with statutory accounting principles (SAP) rather than generally accepted accounting principles (GAAP). The statutory financial information and ratios are based on the amounts set forth in the referenced annual statements without any adjustments or eliminations. Such amounts and ratios are not "Non-GAAP Financial Measures" because they are financial measures required to be disclosed by a system of regulation of a government or governmental authority that is applicable to our insurance subsidiaries.

     SAP differs from GAAP insofar as SAP focuses on an insurer's ability to pay claims in the future, whereas GAAP stresses the measurement of a business' emerging earnings from period to period. As a result, SAP financial analysis tends to focus on the balance sheet, whereas GAAP financial analysis tends to focus on income statement. The most significant specific differences between SAP and GAAP relate the calculation of acquisition costs, the valuation of bonds and redeemable preferred stocks, the concept of admitted and non-admitted assets, the calculation of income taxes, goodwill and surplus and accounting treatment for reinsurance from reinsurers that are not authorized to do business in the state of domicile of the ceding company.

     The financial data as of June 30, 2004 and 2003 and for the six month periods ended June 30, 2004 and 2003 are derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004.

     The selected financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and accompanying notes for the year ended December 31, 2003 and for the six month period ended June 30, 2004, all of which are incorporated by reference in this prospectus. Our results for the period from January 1, 1999 through June 27, 2001 reflect the historical results of Medical Assurance prior to the consolidation with Professionals Group. Our results for the year ended December 31, 2001 include the operations of Professionals Group from June 27, 2001, the date of consolidation.

                                                                                               SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                              JUNE 30,
                           --------------------------------------------------------------   -----------------------
                              2003         2002         2001         2000         1999         2004         2003
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
GAAP STATEMENT OF INCOME
  DATA:
  Gross premiums
    written..............  $  740,110   $  636,156   $  388,983   $  223,871   $  201,593   $  382,483   $  360,466
  Net premiums written...     668,909      537,123      310,291      194,279      156,923      339,715      317,214
  Net premiums earned....  $  623,514   $  477,408   $  313,345   $  177,596   $  164,424   $  333,739   $  285,880
  Net investment
    income...............      73,619       76,918       59,782       41,450       39,273       40,534       35,092
  Net realized investment
    gains (losses).......       5,992       (5,306)       5,441          913        1,787        4,283        2,713
  Other income...........       6,515        6,747        3,987        2,630        2,545        2,243        3,550
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
      Total revenues.....     709,640      555,767      382,555      222,589      208,029      380,799      327,235
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------

                                                                                               SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                              JUNE 30,
                           --------------------------------------------------------------   -----------------------
                              2003         2002         2001         2000         1999         2004         2003
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
  Net losses and loss
    adjustment
    expenses.............     551,376      448,029      298,558      155,710      104,657      278,700      256,348
  Underwriting,
    acquisition, and
    insurance expenses...     104,216       91,253       70,437       38,579       40,212       57,339       50,656
Loss on early
  extinguishment of
  debt...................         305        2,875        2,591           --           --
  Interest expense.......       3,409                                                            2,635        1,069
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
      Total expenses.....     659,306      542,157      371,586      194,289      144,869      338,674      308,073
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income
    taxes, minority
    interest and
    cumulative effect....      50,334       13,610       10,969       28,300       63,160       42,125       19,162
  Provision for income
    taxes................      11,450         (188)      (2,847)       4,000       16,460       10,340        3,840
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before minority
    interest and
    cumulative effect....      38,884       13,798       13,816       24,300       46,700       31,785       15,322
  Minority interest......        (181)       3,285        1,366           --           --                       181
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before
    cumulative effect of
    account change.......  $   38,703   $   10,513   $   12,450   $   24,300   $   46,700   $   31,785   $   15,141
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income(1)..........  $   38,703   $   12,207   $   12,450   $   24,300   $   46,700   $   31,785   $   15,141
                           ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Income per share before
    cumulative effect of
    accounting
    change(1)(2)
    Basic................  $     1.34   $     0.40   $     0.51   $     1.04   $     1.95   $     1.09   $     0.52
    Diluted..............        1.33         0.39         0.51         1.04         1.95         1.08         0.52
  Net income per
    share(1)(2)
    Basic................  $     1.34   $     0.47   $     0.51   $     1.04   $     1.95   $     1.09   $     0.52
    Diluted..............        1.33         0.46         0.51         1.04         1.95         1.08         0.52
Weighted average number
  of shares
  outstanding:(2)
  Basic..................      28,956       26,231       24,263       23,291       23,992       29,138       28,919
  Diluted................      29,144       26,254       24,267       23,291       24,008       29,392       29,079
GAAP BALANCE SHEET DATA:
  Total cash and
    investments..........  $2,102,804   $1,822,803   $1,574,442   $  805,076   $  781,327   $2,269,353   $1,941,229
  Total assets...........   2,879,352    2,586,650    2,238,325    1,122,836    1,117,668    3,069,678    2,749,176
  Reserve for losses and
    loss adjustment
    expenses.............   1,814,584    1,622,468    1,442,341      659,659      665,792    1,931,262    1,748,580
  Unearned premiums......     290,134      248,371      188,630       78,495       70,925      299,218      279,394
  Debt...................     104,789       72,500       82,500           --           --      151,332       67,500
  Stockholders' equity...     546,305      505,194      413,231      345,167      325,724      552,735      538,208
  Total cash and
    investments per
    share(2).............  $    72.24   $    63.12   $    60.86   $    35.49   $    33.39   $    77.78   $    67.02
  Stockholders' equity
    per share(2).........  $    18.77   $    17.49   $    16.02   $    15.22   $    13.92   $    18.94   $    18.58

                                                                                               SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                              JUNE 30,
                           --------------------------------------------------------------   -----------------------
                              2003         2002         2001         2000         1999         2004         2003
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
  Common stock
    outstanding..........      29,105       28,877       25,789       22,682       23,401       29,176       28,963
SELECTED GAAP FINANCIAL
  RATIOS:
  Net loss and loss
    adjustment expense
    ratio................        88.4%        93.9%        95.3%        87.7%        63.7%        83.5%        89.7%
  Underwriting expense
    ratio................        16.7         19.1         22.5         21.7         24.5         17.2%        17.7%
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Combined Ratio.......       105.1%       113.0%       117.8%       109.4%        88.2%       100.7%       107.4%
                           ==========   ==========   ==========   ==========   ==========   ==========   ==========
SELECTED STATUTORY
  COMBINED DATA(3):
  Losses and loss
    expenses incurred to
    premiums earned......        88.5%        94.2%       102.0%        87.4%        63.0%
  Other underwriting
    expenses to net
    premiums written.....        15.9         17.7         22.2         22.3         24.0
                           ----------   ----------   ----------   ----------   ----------
    Combined ratio.......       104.4%       111.9%       124.2%       109.7%        87.0%
                           ==========   ==========   ==========   ==========   ==========
  Statutory Surplus......  $  437,147   $  400,288   $  359,016   $  216,812   $  260,885
  Ratio of cash and
    invested assets to
    statutory surplus....       4.40x        4.25x        4.27x        3.42x        3.02x
  Ratio of net premiums
    written to statutory
    surplus..............       1.53x        1.34x        1.24x        0.89x        0.62x

---------------

(1) Net income for the year ended December 31, 2002 was increased by $1.7 million due to the adoption of SFAS 141 and 142. In accordance with SFAS 142, we wrote off the unamortized balance of deferred credits that related to business combinations completed prior to July 1, 2001.

(2) The board of directors declared a 5% special stock dividend in December 1999. All net income per share and total capital per share data on this page has been restated as if the dividends had been declared on January 1, 1999. Additionally, our treasury stock is excluded from the date of acquisition for purposes of determining the weighted average number of shares of common stock outstanding used in the computation of net income per share of our common stock.

(3) Combined statutory financial information is unavailable for the six month periods ended June 30, 2004 and 2003 because combined statutory financial statements are prepared and published only on an annual basis.

                                  RISK FACTORS

     You should carefully consider the risks described below as well as the other information contained in this prospectus, before investing in the Debentures. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially adversely affected. In that case, the value of the Debentures and our common stock could decline substantially.

RISKS RELATING TO THE DEBENTURES AND THE COMMON STOCK

  THE DEBENTURES ARE EFFECTIVELY SUBORDINATED TO ALL LIABILITIES OF OUR SUBSIDIARIES.

     We operate through our subsidiaries and, as a result, the Debentures will effectively be subordinated to the liabilities of our subsidiaries. Because we operate through our subsidiaries and our primary assets are our equity interests in those subsidiaries, our obligations, including the Debentures, are effectively subordinated to all existing and future indebtedness and other liabilities, including insurance policy-related liabilities, of our subsidiaries. At June 30, 2004, our subsidiaries had no outstanding indebtedness (excluding intercompany indebtedness) but have other liabilities (including insurance policy-related liabilities) totaling approximately $2.35 billion. At the date of this filing, our subsidiaries had no indebtedness, but may incur indebtedness in the future. The Debentures are exclusively obligations of ProAssurance Corporation. Our subsidiaries have no obligation to pay any amounts due on the Debentures. Our subsidiaries are not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us is subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. The Debentures are unsecured.

     We and our subsidiaries may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the Debentures. The terms of the indenture and the Debentures do not limit the incurrence by us or our subsidiaries of indebtedness. See "Description of the Debentures." We and our subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the Debentures. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the Debentures. Furthermore, our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes could be impaired. A significant amount of debt could make us more vulnerable to changes in general economic conditions and also could effect the financial strength rating of our insurance subsidiaries.

  WE MAY BE UNABLE TO REPAY OR REPURCHASE THE DEBENTURES IN CASH IF OUR SUBSIDIARIES ARE UNABLE TO PAY DIVIDENDS OR MAKE ADVANCES TO US OR IF AGREEMENTS WE ENTER INTO IN THE FUTURE RESTRICT THESE PREPAYMENTS OR REPURCHASES.

     At maturity, the entire outstanding principal amount of the Debentures will become due and payable by us on June 30, 2023. In addition, each holder of the Debentures may require us to repurchase all or a portion of that holder's Debentures on June 30, 2008, June 30, 2013, June 30, 2018 or upon our "change of control" (as described in this prospectus under the caption "Description of the Debentures -- Repurchase of Debentures at the Option of Holders"). Under the terms of the indenture, we may elect, if we meet certain conditions, to pay all or part of the repurchase price due on those dates or on a change in control in shares of our common stock.

     At maturity or upon a repurchase request, we may not have sufficient funds to pay the principal amount or the repurchase price due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by our subsidiaries and, in the case of a repurchase, if we are unable to pay the repurchase price in shares of our common stock, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary. We, as a holding company, are dependent upon dividends from our subsidiaries to enable us to service our outstanding debt, including the Debentures.

     We have paid all of our outstanding indebtedness under our current credit facility with a portion of the proceeds we received from the initial sale of the Debentures to the initial purchasers. However, in the future we may renew or replace this credit facility with a new bank facility. Any future borrowing, arrangements or agreements, to which we become a party may contain restrictions on our repayment or repurchase of the Debentures under certain conditions. Such restrictions may limit our ability to call the Debentures prior to maturity.

  OUR STOCK PRICE, AND THEREFORE THE PRICE OF THE DEBENTURES, MAY BE SUBJECT TO SIGNIFICANT FLUCTUATIONS AND VOLATILITY.

     Fluctuations in the market price of our common stock could cause fluctuations in the price of the Debentures. Among the factors that could affect our common stock price are those discussed above and beginning on page 18 of this prospectus under "Risk Factors -- Risks Related to Our Business" as well as:

     - interest rate volatility;

     - actual or anticipated quarterly variations in our operating results;

     - changes in revenue or earnings estimates or publication of research reports by analysts;

     - speculation in the press or investment community;

     - strategic actions by us or our competitors, including the introduction of new innovations, new services or products or significant price reductions;

     - general market conditions; and

     - domestic and international economic factors unrelated to our performance, such as the occurrence of catastrophic events.

     The financial markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and of the Debentures.

  YOU SHOULD CONSIDER THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING THE DEBENTURES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES.

     We and each holder and beneficial owner of a Debenture agree in the indenture to treat the Debentures as contingent payment debt instruments for U.S. federal income tax purposes. The following discussion assumes that the Debentures will be so treated even though we cannot assure you that the Internal Revenue Service will not assert that the Debentures should be treated differently. Under the contingent payment debt regulations, a holder or beneficial owner of a Debenture will be required to accrue income, as original issue discount, in advance of cash it receives on a Debenture, on a constant yield to maturity basis, at a rate comparable to the rate at which we would borrow in a non-contingent, non-convertible borrowing, which we determine to be 8.75% compounded semi-annually, even though the Debentures will have a significantly lower stated yield to maturity. A U.S. holder will recognize taxable income in each year significantly in excess of interest payments (whether fixed or contingent) actually received in that year while the Debentures are outstanding. Additionally, a U.S. holder will generally be required to recognize ordinary income on the gain, if any, realized on a sale, exchange, conversion, redemption or repurchase of the Debentures. In computing such gain, the amount realized by a U.S. holder will include, in the case of a conversion, the amount of cash and the fair market value of the common stock received. A U.S. holder may be deemed to have received a distribution subject to U.S. federal income tax if we make a taxable distribution to holders of common stock that results in an adjustment to the conversion rate. A U.S. holder would be subject to U.S. federal income tax on such a deemed distribution even though a U.S. holder would not receive any cash or property as a result of the adjustment to the conversion rate. Holders and beneficial owners of the Debentures are urged to consult their own tax advisors concerning the tax consequences of owning the Debentures and our common stock issuable upon conversion of the Debentures. For more information, see "Certain U.S. Federal Income Tax Consequences."

  A DOWNGRADE, SUSPENSION OR WITHDRAWAL OF THE RATING ASSIGNED BY A RATING AGENCY TO THE DEBENTURES, IF ANY, WOULD CAUSE THE LIQUIDITY OR MARKET VALUE OF THE DEBENTURES TO DECLINE SIGNIFICANTLY.

     The Debentures were rated BBB- by Standard & Poor's at the time of their issuance. There can be no assurance that this rating will remain for any given period of time or that this rating will not be lowered or withdrawn entirely if in Standard & Poor's judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant.

  THERE MAY BE NO PUBLIC MARKET FOR THE DEBENTURES.

     We do not intend to apply for listing of the Debentures on any securities exchange or any automated quotation system. We cannot be sure that any market for the Debentures will develop, or if one does develop, that it will be maintained. If an active market for the Debentures fails to develop or be sustained, the trading price and liquidity of the Debentures could be adversely affected. We have made only limited covenants in the indenture, which may not protect your investment if we experience significant adverse changes in our financial condition or results of operations.

  THE INDENTURE GOVERNING THE DEBENTURES DOES NOT:

     - require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and therefore, does not protect holders of the Debentures in the event that we experience significant adverse changes in our financial condition or results of operations;

     - limit our ability or the ability of any of our subsidiaries to incur additional indebtedness that is senior to or equal in right of payment to the Debentures;

     - restrict our ability or that of our subsidiaries to issue securities that would be senior to the common stock of such subsidiary held by us;

     - restrict our ability to pledge our assets or those of our subsidiaries;
       or

     - restrict our ability to contribute our assets to our insurance subsidiaries.

     Therefore, you should consider the absence of these provisions in evaluating whether we will be able to comply with our obligations under the Debentures.

  WE MAY NOT HAVE THE ABILITY TO REPURCHASE THE DEBENTURES IN CASH IF A HOLDER EXERCISES ITS REPURCHASE RIGHT ON THE DATES SPECIFIED HEREIN OR UPON THE OCCURRENCE OF A CHANGE OF CONTROL.

     Holders of the Debentures have the right to require us to repurchase the Debentures on specified dates or upon the occurrence of a change of control prior to maturity as described under the heading "Description of the Debentures -- Repurchase of Debentures at the Option of Holders." We may not have sufficient funds to make the required repurchase in cash at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the Debentures in cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. We have the ability under the terms of the Debentures to pay the repurchase price in shares of our common stock, regardless of whether we have cash available.

  THE CONDITIONAL CONVERSION FEATURE OF THE DEBENTURES COULD RESULT IN YOU RECEIVING LESS THAN THE VALUE OF THE COMMON STOCK INTO WHICH A DEBENTURE IS CONVERTIBLE.

     The Debentures are convertible into shares of our common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your Debentures, and you may not be able to receive the value of the common stock into which the Debentures would otherwise be convertible.

RISKS RELATING TO OUR BUSINESS

  OUR RESULTS MAY BE AFFECTED IF ACTUAL INSURED LOSSES DIFFER FROM OUR LOSS RESERVES.

     Significant periods of time often elapse between the occurrence of an insured loss, the reporting of the loss to us and our payment of that loss. To recognize liabilities for unpaid losses, we establish reserves as balance sheet liabilities representing estimates of amounts needed to pay reported and unreported losses and the related loss adjustment expense. The process of estimating loss reserves is a difficult and complex exercise involving many variables and subjective judgments. As part of the reserving process, we review historical data and consider the impact of various factors such as:

     - trends in claim frequency and severity;

     - changes in operations;

     - emerging economic and social trends;

     - inflation; and

     - changes in the regulatory and litigation environments.

     This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate, but not necessarily accurate, basis for predicting future events. There is no precise method for evaluating the impact of any specific factor on the adequacy of reserves, and actual results are likely to differ from original estimates.

     The loss reserves of our insurance subsidiaries also may be affected by court decisions that expand liability on our policies after they have been issued and priced. In addition, a significant jury award, or series of awards, against one or more of our insureds could require us to pay large sums of money in excess of our reserved amounts. Our policy to aggressively litigate claims against our insureds may increase the risk that we may be required to make such payments.

     To the extent loss reserves prove to be inadequate in the future, we would need to increase our loss reserves and incur a charge to earnings in the period the reserves are increased, which could have a material adverse impact on our financial condition and results of operation.

  IF WE ARE UNABLE TO MAINTAIN A FAVORABLE FINANCIAL STRENGTH RATING, IT MAY BE MORE DIFFICULT FOR US TO WRITE NEW BUSINESS OR RENEW OUR EXISTING BUSINESS.

     Third party rating agencies assess and rate the claims-paying ability of insurers based upon criteria established by the agencies. Periodically, the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The financial strength ratings assigned by rating agencies to insurance companies represent independent opinions of financial strength and ability to meet policyholder obligations and are not directed toward the protection of investors. Ratings by rating agencies are not ratings of securities or recommendations to buy, hold or sell any security and are not applicable to the securities being offered by this prospectus.

     A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and its principal subsidiaries, Standard & Poor's assigns the Company's principal professional liability carriers a rating of "A-" (Strong) with a stable outlook. Fitch assigns a rating of "A-" to subsidiaries The Medical Assurance Company, ProNational Insurance Company and MEEMIC Insurance Company. Financial strength ratings are used by agents and customers as an important means of assessing the financial strength and quality of insurers. If our financial position deteriorates, we may not maintain our favorable financial strength ratings from the rating agencies. A downgrade or withdrawal of any such rating could severely limit or prevent us from writing desirable business.

  WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

     The property and casualty insurance business is highly competitive. We compete with large national property and casualty insurance companies as well as specialty insurers and self-insurance entities whose activities are limited to regional and local markets. Our competitors include companies with substantially greater financial resources than we have as well as companies that may have lower return on equity objectives than we have, particularly competitors that are mutual and not owned by stockholders.

     Competition in the property and casualty insurance business is based on many factors, including premiums charged and other terms and conditions of coverage, services provided, financial ratings assigned by independent rating agencies, claims services, reputation, perceived financial strength and the experience of the insurance company in the line of insurance to be written. Increased competition could cause us to charge lower premium rates, adversely affect our ability to attract and retain business and reduce the profits that would otherwise arise from operations.

  OUR REVENUES MAY FLUCTUATE WITH INSURANCE BUSINESS CYCLES.

     The supply of property and casualty insurance and reinsurance, or the industry's underwriting capacity, is determined principally by the industry's level of capitalization, historical underwriting results, returns on investment and perceived premium rate adequacy. Historically, the financial performance of the property and casualty insurance industry has tended to fluctuate in cyclical patterns characterized by periods of greater competition in pricing and underwriting terms and conditions (a soft insurance market) followed by periods of capital shortage and lesser competition (a hard insurance market). In a soft insurance market, competitive conditions could result in premium rates and underwriting terms and conditions which may have an adverse effect on our operating profitability.

     We derive a significant portion of our insurance premium revenue from medical malpractice risks. For several years, the medical malpractice insurance industry has faced a soft insurance market that has generally resulted in lower premiums. More recently, loss costs have begun to rise beyond normal inflationary levels. We are endeavoring to compete in this market through premium rate increases and more selective underwriting practices, but these practices may not be successful. Moreover, we cannot predict whether, when or how market conditions will change, or the manner in which, or the extent to which any such changes may adversely impact our results and operations.

  OUR REVENUES MAY FLUCTUATE WITH INTEREST RATES AND INVESTMENT RESULTS.

     We generally rely on the positive performance of our investment portfolio to offset insurance losses and to contribute to our profitability. As our investment portfolio is primarily comprised of interest-earning assets, prevailing economic conditions, particularly changes in market interest rates, may significantly affect our operating results. Changes in interest rates also can affect the value of our interest-earning assets, which are principally comprised of fixed and adjustable-rate investment securities. Generally, the value of fixed-rate investment securities fluctuate inversely with changes in interest rates. Interest rate fluctuations could adversely affect our GAAP stockholders' equity, total comprehensive income and/or our cash flows. Our total investments at June 30, 2004 were $2.23 billion, of which $2.02 billion was invested in fixed maturities.

     Our investment portfolio is subject to prepayment risk primarily due to our investments in mortgage-backed and other asset-backed securities. An investment has prepayment risk when there is a risk that the timing of cash flows that result from the repayment of principal might occur earlier than anticipated because of declining interest rates or later than anticipated because of rising interest rates. We are subject to reinvestment risk to the extent that we are not able to reinvest prepayments at rates comparable to the rates on the maturing investments.

     At June 30, 2004 we held equity investments having a fair value of $36.9 million in an available-for-sale portfolio and held additional equity securities having a fair value of $7.6 million in a trading portfolio. The fair value of these securities fluctuates depending upon company specific and general market conditions. Any decline in the fair value of available-for-sale securities that we determine to be other-than-temporary will reduce our net income. Any changes in the fair values of trading securities, whether gains or losses, will be included in net income in the period changed.

  CHANGES IN HEALTHCARE COULD HAVE A MATERIAL IMPACT ON OUR OPERATIONS.

     We derive substantially all of our medical professional liability insurance premiums from physicians and other individual healthcare providers, physician groups and smaller healthcare facilities. Significant attention has recently been focused on reforming the healthcare industry at both the federal and state levels. A broad range of healthcare reform measures have been suggested, and public discussion of such measures will likely continue in the future. Proposals have included, among others, spending limits, price controls, limiting increases in insurance premiums, limiting the liability of doctors and hospitals for tort claims, imposing liability on institutions rather than physicians and restructuring the healthcare insurance system. We cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on us. The adoption of certain of these proposals could materially adversely affect our financial condition or results of operations.

     In addition to regulatory and legislative efforts, there have been significant market driven changes in the healthcare environment. In recent years, a number of factors related to the emergence of managed care have negatively impacted or threatened to impact the medical practice and economic independence of medical professionals. Medical professionals have found it more difficult to conduct a traditional fee-for-service practice and many have been driven to join or contractually affiliate with provider-supported organizations. Such change and consolidation may result in the elimination of, or a significant decrease in, the role of the physician in the medical malpractice insurance purchasing decision. It could also result in greater emphasis on the role of professional managers, who may seek to purchase insurance on a price competitive basis, and who may favor insurance companies that are larger and more highly rated than we are. In addition, such changes and consolidations could reduce the amount of our medical professional liability premiums since group purchases are more likely than individual purchases to retain a portion of their risk through the use of deductibles, self-insured retentions, captive insurance entities or other self-insurance mechanisms.

     The movement from traditional fee-for-service practice to the managed care environment may also result in an increase in the liability profile of our insureds. The majority of our insured physicians practice in primary care specialties such as internal medicine, family practice, general practice and pediatrics. In the managed care environment, these primary care physicians are being required to take on the role of "gatekeeper" and restrain the use of specialty care by controlling access to specialists and by performing certain procedures that would customarily be performed by specialists in a fee-for-service setting. These practice changes are resulting in an increase in the claims frequency and severity experienced by primary care physicians and by us as their insurance carrier.

  WE ARE A HOLDING COMPANY AND ARE DEPENDENT ON DIVIDENDS AND OTHER PAYMENTS FROM OUR OPERATING SUBSIDIARIES, WHICH ARE SUBJECT TO DIVIDEND RESTRICTIONS.

     We are a holding company whose principal source of funds is cash dividends and other permitted payments from our operating subsidiaries, principally The Medical Assurance Company and ProNational. If our subsidiaries are unable to make payments to us, or are able to pay only limited amounts, we may be unable to pay dividends or make payments on our indebtedness, including our indebtedness under the Debentures. The payment of dividends by these operating subsidiaries is subject to restrictions set forth in the insurance laws and regulations of Alabama and Michigan, their respective states of domicile.

  REGULATORY CHANGES COULD HAVE A MATERIAL IMPACT ON OUR OPERATIONS.

     Our insurance businesses are subject to extensive regulation by state insurance authorities in each state in which we operate. Regulation is intended for the benefit of policyholders rather than stockholders.

In addition to the amount of dividends and other payments that can be made by our insurance subsidiaries, these regulatory authorities have broad administrative and supervisory power relating to:

     - licensing requirements;

     - trade practices;

     - capital and surplus requirements;

     - investment practices; and

     - rates charged to insurance customers.

     These regulations may impede or impose burdensome conditions on rate increases or other actions that we may want to take to enhance our operating results, and could affect the ability of our subsidiaries to pay dividends. In addition, we may incur significant costs in the course of complying with regulatory requirements. Most states also regulate insurance holding companies like us in a variety of matters such as acquisitions, changes of control and the terms of affiliated transactions. Future legislative or regulatory changes may adversely affect our business operations.

  THE UNPREDICTABILITY OF COURT DECISIONS COULD HAVE A MATERIAL IMPACT ON OUR OPERATIONS.

     The financial position of our insurance subsidiaries may also be affected by court decisions that expand insurance coverage beyond the intention of the insurer at the time it originally issued an insurance policy. In addition, a significant jury award, or series of awards, against one or more of our insureds could require us to pay large sums of money in excess of our reserve amount.

  THE POSSIBLE PASSAGE OF TORT REFORM, AND THE SUBSEQUENT REVIEW OF SUCH LAWS BY THE COURTS COULD HAVE A MATERIAL IMPACT ON OUR OPERATIONS.

     Tort reforms generally restrict the ability of a plaintiff to recover damages by, among other limitations, eliminating certain claims that may be heard in a court, limiting the amount or types of damages, changing statutes of limitation or the period of time to make a claim, and limiting venue or court selection. A number of states in which we do business have enacted, or are considering, tort reform legislation. Federal tort reform legislation has been proposed by President Bush, and passed several times by the House of Representatives. However, the Senate has either voted down or refused to consider federal tort reform proposals.

     While the effects of tort reform would appear to be beneficial to our business generally, there can be no assurance that such reforms will be effective or ultimately upheld by the courts in the various states. Further, if tort reforms are effective, the business of providing professional and other liability insurance may become more attractive, thereby causing an increase in competition for our business. In addition, there can be no assurance that the benefits of tort reform will not be accompanied by regulatory actions by state insurance authorities that may be detrimental to our business such as expanded coverage requirements and premium rate limitations and rollbacks.

  OUR GEOGRAPHIC CONCENTRATION TIES OUR PERFORMANCE TO THE ECONOMIC, REGULATORY AND DEMOGRAPHIC CONDITIONS OF THE MIDWESTERN AND SOUTHERN STATES.

     Our revenues and profitability are subject to prevailing economic, regulatory, demographic and other conditions in the states in which we write insurance. We write our professional liability insurance primarily in states located in the midwestern and southern United States, with approximately 74% of gross premiums written in five states, Alabama, Ohio, Florida, Missouri and Michigan in 2003, and we write our personal lines insurance only in Michigan. Because our business is concentrated in a limited number of markets, adverse developments that are limited to a geographic area in which we do business may have a disproportionately greater affect on us than they would have if we did business in markets outside that particular geographic area.

     Our personal lines of property and casualty insurance business provide coverage for personal auto, homeowners, boat and umbrella insurance for residents of Michigan. Property and casualty insurance companies frequently experience losses from both man-made and natural catastrophes. Catastrophes may have a material adverse effect on our operations. Catastrophes include windstorms, hurricanes, earthquakes, tornadoes, hail, severe winter weather, fires and may include terrorist and other unforeseen events. The extent of losses from catastrophes is a function of the total amount of losses incurred, the number of insureds affected, the frequency of the events, the severity of the particular catastrophe and the amount of available reinsurance. Most catastrophes occur in small geographic areas. The concentration of our personal lines business in Michigan leaves us vulnerable to catastrophes and severe weather specific to that state.

  OUR BUSINESS COULD BE ADVERSELY AFFECTED BY THE LOSS OF INDEPENDENT AGENTS.

     We depend in part on the services of independent agents and brokers in the marketing of our insurance products. We face competition from other insurance companies for the services and allegiance of independent agents and brokers. These agents and brokers may choose to direct business to competing insurance companies or may direct less desirable risks to us.

  IF MARKET CONDITIONS CAUSE REINSURANCE TO BE MORE COSTLY OR UNAVAILABLE, WE MAY BE REQUIRED TO BEAR INCREASED RISKS OR REDUCE THE LEVEL OF OUR UNDERWRITING COMMITMENTS.

     As part of our overall risk and capacity management strategy, we purchase reinsurance for significant amounts of risk underwritten by our insurance company subsidiaries. Market conditions beyond our control determine the availability and cost of the reinsurance we purchase, which may affect the level of our business and profitability. We may be unable to maintain our current reinsurance coverage or to obtain other reinsurance coverage in adequate amounts and at favorable rates. If we are unable to renew our expiring coverage or to obtain new reinsurance coverage, either our net exposure to risk would increase or, if we are unwilling to bear an increase in net risk exposures, we would have to reduce the amount of risk we underwrite.

  WE CANNOT GUARANTEE THAT OUR REINSURERS WILL PAY IN A TIMELY FASHION, IF AT ALL, AND, AS A RESULT, WE COULD EXPERIENCE LOSSES.

     We transfer some of the risk we have assumed to reinsurance companies in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred, it does not relieve us of our liability to our policyholders. If our reinsurers fail to pay us or fail to pay us on a timely basis, our financial results would be adversely affected. At December 31, 2003, we had reinsurance recoverables on paid and unpaid losses and loss adjustment expenses of approximately $444.8 million. Of that amount, a total of approximately $294 million was due from ten reinsurers. We do not believe that we have any reinsurance recoverables that are uncollectible. Should future events lead us to believe that any reinsurer is unable to meet its obligations to us, adjustments to the amounts recoverable would be reflected in the results of then current operations.

  THE GUARANTY FUND ASSESSMENTS THAT WE ARE REQUIRED TO PAY TO STATE GUARANTEE ASSOCIATIONS MAY INCREASE AND OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD SUFFER AS A RESULT.

     Each state in which we operate has separate insurance guaranty fund laws requiring property and casualty insurance companies doing business within their respective jurisdictions to be members of their guaranty associations. These associations are organized to pay covered claims (as defined and limited by the various guaranty association statutes) under insurance policies issued by insolvent insurance companies. Most guaranty association laws enable the associations to make assessments against member insurers to obtain funds to pay covered claims after a member insurer becomes insolvent. These associations levy assessments (up to prescribed limits) on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the covered lines of business in that state. Maximum assessments permitted by law in any one year generally vary between 1% and 2% of annual premiums written by a member in that state. Some states permit member insurers to recover assessments paid through surcharges on policyholders or through full or partial premium tax offsets, while other states permit recovery of assessments through the rate filing process.

     Property and casualty guaranty fund assessments incurred by us totaled $320,000 and $2.2 million for 2003 and 2002, respectively. Our policy is to accrue the insurance insolvencies when notified of assessments. We are not able to reasonably estimate the insolvent insurer's liabilities or develop a meaningful range of the insolvent insurer's liabilities because of inadequate financial data with respect to the estate of the insolvent company as supplied by the guaranty funds.

  OUR BUSINESS COULD BE ADVERSELY AFFECTED BY THE LOSS OF ONE OR MORE EMPLOYEES.

     We are heavily dependent upon our senior management and the loss of services of our senior executives could adversely affect our business. Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key employees and to attract and retain additional qualified personnel in the future. The loss of the services of any of our senior management or any other key employee, or the inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect the quality and profitability of our business operations.

     Our board of directors is in the process of considering succession planning relating to our Chief Executive Officer. Dr. Crowe, our current Chairman and Chief Executive Officer, has indicated to us that he is committed to remaining with ProAssurance for three to five years.

  PROVISIONS IN OUR CHARTER DOCUMENTS, DELAWARE LAW AND STATE INSURANCE LAW MAY IMPEDE ATTEMPTS TO REPLACE OR REMOVE OUR MANAGEMENT OR IMPEDE A TAKEOVER, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR COMMON STOCK.

     Our certificate of incorporation and by-laws and Delaware law contain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination. Additionally, the board of directors may issue preferred stock, which could be used as an anti-takeover device, without a further vote of our stockholders. No shares of our preferred stock are currently outstanding, and we have no present intention to issue any shares of preferred stock. However, because the rights and preferences of any series of preferred stock may be set by our board of directors in its sole discretion, the rights and preferences of any such preferred stock may be superior to those of our common stock and thus may adversely affect the rights of the holders of our common stock.

     The voting structure of our common stock and other provisions of the certificate of incorporation are intended to encourage a person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with a transaction. However, certain of these provisions may discourage our future acquisition, including an acquisition in which stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

     In addition, state insurance laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received approval from the insurance regulator. An acquisition of control of our insurance operating subsidiaries generally would be presumed if any person or entity acquires 10% (5% in Alabama) or more of our outstanding common stock, unless the applicable insurance regulator determines otherwise. These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change in management or a change of control is delayed or prevented, the market price of our common stock could decline.

  IF WE ARE UNABLE TO ACCESS DOCUMENTS STORED ON OUR COMPUTER SYSTEMS, OUR ABILITY TO PROCESS NEW POLICIES, REVISE EXISTING POLICIES AND HANDLE REPORTED CLAIMS COULD BE IMPEDED.

     We use computer-based retention methods to store certain of our information and documentation relating to coverage, policyholder information and the processing of claims. Our computer systems enable us to update and review this information efficiently in order to maintain our records and respond to the needs of our agents and policyholders. Our computer systems are located in our offices in Okemos and Auburn Hills, Michigan and Birmingham, Alabama and can be accessed from certain remote sites via telephone or internet connections. Our ability to access information stored on our computer systems could be negatively affected by numerous factors, including disruptions in electric power, telephone service or the computer systems in each of our main offices. Less than full and immediate access to this information could prevent us from issuing new policies and maintaining an up to date record of existing policies, in addition to hindering our ability to respond to claims. This could damage our reputation for efficiency and could cause us to lose the business of present and future customers.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                     SIX MONTHS
                                       ENDED             YEAR ENDED DECEMBER 31,
                                      JUNE 30,    --------------------------------------
                                        2004      2003   2002    2001     2000     1999
                                     ----------   ----   ----   ------   ------   ------
Earnings to fixed charges..........     13.7      11.5   4.17     4.04   100.94   191.19

     For purposes of determining this ratio, earnings represent pre-tax income
(loss), which consists of income (loss) before income taxes and minority interest, plus fixed charges. Fixed charges include interest expense and the interest portion of rent expense. The ratio for the six month period ended June 30, 2004 includes $46 million additional indebtedness evidenced by our Trust Preferred Subordinated Debentures due 2034 that were issued in April and May, 2004 in connection with the sale of trust preferred securities issued by two business trusts in which we own all of the voting securities.

     In July, 2003 we used $67.5 million of the net proceeds from the sale of the Convertible Senior Debentures to repay an existing bank term loan. We have estimated the earnings to fixed charge ratio on a pro forma basis for the periods shown below, assuming:

     - both the Convertible Senior Debentures and the Trust Preferred Subordinated Debentures were issued on January 1, 2003

     - the existing bank term loan was repaid as of January 1, 2003

     - the only effect of the transactions was to increase interest expense.

                                                                   PRO FORMA RATIO
                                                              --------------------------
                                                              SIX MONTHS        YEAR
                                                                 ENDED         ENDED
                                                               JUNE 30,     DECEMBER 31,
                                                                 2004           2003
                                                              -----------   ------------
Earnings to fixed charges...................................     10.6            6.4

                                USE OF PROCEEDS

     The selling securityholders will receive all of the net proceeds from the sale of the Debentures or the shares of common stock sold under this prospectus. We will not receive any of the proceeds from sales by the selling securityholders of the Debentures or the underlying common stock. We received approximately $104.6 million from the original sale of the Debentures. We used approximately $67.5 million of the proceeds we received from the initial sale of the Debentures to the initial purchasers to repay our outstanding indebtedness and currently intend to use the balance of such proceeds for general corporate purposes, which may include contributions to the capital and surplus of our insurance subsidiaries to support expected growth in our insurance operations.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock is traded on the New York Stock Exchange under the symbol "PRA." The following table sets forth the per share high and low closing sale prices for our common stock as reported on the New York Stock Exchange for the periods presented. Our stock began trading on the New York Stock Exchange on June 28, 2001. Prior to that date, the quotations reflect prices for Medical Assurance (NYSE: MAI) common stock because the New York Stock Exchange treated the consolidation of Professionals Group with Medical Assurance as a name change by Medical Assurance.

                                                               HIGH     LOW
                                                              ------   ------
2004:
  Fourth Quarter(1).........................................  $36.05   $34.46
  Third Quarter.............................................   35.20    30.20
  Second Quarter............................................   37.42    32.83
  First Quarter.............................................   35.00    30.33
2003:
  Fourth Quarter............................................  $32.97   $26.86
  Third Quarter.............................................   28.90    24.50
  Second Quarter............................................   30.50    23.40
  First Quarter.............................................   23.92    20.69
2002:
  Fourth Quarter............................................  $21.11   $15.78
  Third Quarter.............................................   18.00    14.20
  Second Quarter............................................   19.70    16.01
  First Quarter.............................................   18.22    15.99
2001:
  Fourth Quarter............................................  $17.99   $13.49
  Third Quarter.............................................   19.13    14.50
  Second Quarter............................................   16.49    12.30
  First Quarter.............................................   18.06    12.00

---------------

(1) For the period October 1, 2004 through October 19, 2004. The closing price of our common stock on October 19, 2004, as reported on the New York Stock Exchange was $34.46 per share.

     As of October 19, 2004, there were 3,495 stockholders of record of our common stock.

     Neither Medical Assurance nor ProAssurance paid any cash dividends on its common stock in any of the periods reflected in the table.

     We do not currently pay dividends on our common stock and do not intend to pay any dividends in the foreseeable future. We intend to retain earnings to support the future growth of our business. If our board of directors elects at some point in the future to pay dividends on our common stock, subject to the dividend preference of any of our preferred stock that may be outstanding, none of which is currently outstanding, the holders of our common stock will be entitled to receive any dividends declared by our board of directors from funds legally available for the payment of dividends. As a holding company with no direct operations, our ability to pay dividends is dependent upon, among other things, the availability of cash dividends and other permitted payments from our insurance company subsidiaries.

     State insurance laws limit the amounts that may be paid to us by our insurance subsidiaries.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2004. You should read this table in conjunction with our unaudited condensed consolidated financial statements and related notes for the six months ended June 30, 2004 included herein and "Management's Discussion and Analysis of Financial Condition and Results of Operation" incorporated by reference in this prospectus.

                                                              AT JUNE 30, 2004
                                                              ----------------
                                                              ($ IN THOUSANDS,
                                                                   EXCEPT
                                                               PER SHARE DATA
                                                                AND RATIOS)
DEBT:
  Convertible Senior Debentures(1)..........................      $104,937
  Trust Preferred Subordinated Debentures...................        46,395
                                                                  --------
     Total debt.............................................       151,332
                                                                  --------
STOCKHOLDERS' EQUITY:
  Preferred stock, 50,000,000 shares authorized and none
     issued and outstanding (actual and as adjusted)........            --
  Common stock, par value $0.01 per share, 100,000,000
     shares authorized; 29,297,717 issued(2)................           293
  Additional paid-in capital................................       313,821
  Accumulated other comprehensive gain (loss), net of
     deferred
     tax expense of $3,919..................................         7,275
     Retained earnings......................................       231,402
     Less treasury stock, at cost, 121,765 shares...........           (56)
                                                                  --------
     Total Stockholders' Equity.............................       552,735
                                                                  --------
       Total Capitalization.................................      $704,067
                                                                  ========
RATIOS:
  Book value per common share...............................      $  18.94
                                                                  ========
  Ratio of debt to total capitalization.....................         21.50%
                                                                  ========

---------------

(1) Net of unamortized original issuers discount of $2.6 million.

(2) Excludes 1,169,947 shares issuable upon the exercise of options granted by us, of which approximately 540,897 shares were exercisable at June 30, 2004, and an additional 416,006 shares which are reserved for future issuance of options under our equity incentive compensation plan.

                         DESCRIPTION OF THE DEBENTURES

     We have summarized provisions of the Debentures below. It is important for you to consider all of the information contained in this prospectus before making your decision to invest in the Debentures.

     We issued the Debentures under an indenture, dated as of July 7, 2003, between us and SouthTrust Bank, as trustee. The Debentures mature on June 30, 2023. Currently, the trustee will also act as paying agent, conversion agent, transfer agent, and bid solicitation agent for the Debentures.

     The following description is only a summary of the material provisions of the Debentures. We urge you to read the indenture and the Debenture in their entirety because they, and not this description, define the rights of holders of the Debentures. A copy of the indenture has been filed with the SEC and has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture or the Debenture. When we refer to "ProAssurance," "we," "our," or "us" in this section, we refer only to ProAssurance Corporation, a Delaware corporation, and not its subsidiaries.

BRIEF DESCRIPTION OF THE DEBENTURES

     The Debentures offered hereby:

     - bear interest at a per annum rate of 3.90% payable semi-annually on each June 30 and December 30, beginning December 30, 2003;

     - accrue contingent cash interest, which may be payable as set forth below under "Contingent Interest;"

     - are issued only in denominations of $1,000 principal amount and integral multiples thereof;

     - are senior unsecured obligations of ProAssurance, and rank equally with all of our other existing and future unsecured and unsubordinated indebtedness and senior to any of our subordinated indebtedness; as our indebtedness, the Debentures are effectively subordinated to all indebtedness and liabilities of our subsidiaries; as of June 30, 2004, our subsidiaries had no outstanding indebtedness (excluding intercompany indebtedness) and had other liabilities (including insurance policy-related liabilities) of $2.35 billion.

     - are convertible into shares of our common stock initially at a conversion rate of 23.9037 shares per $1,000 principal amount of Debentures (equivalent to an initial conversion price of $41.83 per share), or, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock, in each case under the conditions and subject to such adjustments as are described under "Conversion Rights;"

     - are redeemable by us for cash at our option in whole or in part beginning on July 7, 2008 at the redemption price equal to the principal amount of the Debentures as described under "Optional Redemption by Us;"

     - are subject to repurchase by us at the option of the holders on June 30, 2008, June 30, 2013, and June 30, 2018, or upon a change of control of ProAssurance, upon the terms and at the repurchase prices set forth below under "Repurchase of Debentures at the Option of Holders -- Optional Put;" and

     - are due on June 30, 2023, unless earlier converted, redeemed by us at our option or repurchased by us at the option of the holders.

     The indenture does not contain any financial covenants and does not prohibit us from paying dividends, incurring additional indebtedness or issuing or repurchasing our other securities. The indenture also does not protect the holders in the event of a highly leveraged transaction or a change of control of ProAssurance, except to the extent described under "Repurchase of Debentures at the Option of Holders -- Change of Control Put" below.

     No sinking fund is provided for the Debentures and the Debentures are not subject to defeasance. The Debentures are issued only in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.

     Holders may present definitive Debentures for conversion, registration of transfer and exchange at our office or agency in Birmingham, Alabama, which is currently the office of the trustee currently located at SouthTrust Bank, Corporate Trust Department, Mail Code: A-001-0B-0201, 110 Office Park Drive, Second Floor, Birmingham, Alabama 35223. For information regarding conversion, registration of transfer and exchange of global Debentures, see "Book-Entry Delivery and Settlement." No service charge is required for any registration of transfer or exchange of Debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

INTEREST

     The Debentures bear interest at a rate of 3.90% per annum from July 7, 2003. We also will pay contingent interest on the Debentures in the circumstances described under "Contingent Interest." We will pay interest semi-annually on June 30 and December 30 of each year beginning December 30, 2003, to the holders of record at the close of business on the preceding June 15 and December 15, respectively. There are two exceptions to the preceding sentence:

     - in general, we will not pay accrued interest on any Debentures that are converted into shares of our common stock. See "Conversion Rights." If a holder of Debentures converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder on the record date will receive on that interest payment date accrued interest on those Debentures, notwithstanding the conversion of those Debentures prior to that interest payment date, because that holder will have been the holder of record on the corresponding record date. However, at the time that the holder surrenders Debentures for conversion, the holder must pay to us an amount equal to the interest that has accrued and that will be paid on the related interest payment date. The preceding sentence does not apply, however, to a holder that converts Debentures that are called by us for redemption after a record date for an interest payment but prior to the corresponding interest payment date. Accordingly, if we elect to redeem Debentures on a date that is after a record date for the payment of interest on Debentures of any holder, and such holder chooses to convert those Debentures, the holder will not be required to pay us, at the time that holder surrenders those Debentures for conversion, the amount of interest it will receive on the interest payment date; and

     - we will pay interest to a person other than the holder of record on the record date if we elect to redeem the Debentures on a date that is after a record date but on, or prior to, the corresponding interest payment date. In this instance, we will pay accrued interest on the Debentures being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those Debentures.

     Except as provided below, we will pay interest on:

     - the global Debenture to The Depository Trust Company (which we refer to as DTC) in immediately available funds; and

     - any definitive Debentures by check mailed to the holders of those Debentures.

     At maturity, interest on the definitive Debentures will be payable at the office of the trustee (currently located at SouthTrust Bank, Corporate Trust, 110 Office Park Drive, Second Floor, Mail Code: A-001-OB-0201, Birmingham, Alabama 35223).

     Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months.

CONVERSION RIGHTS

  GENERAL

     Holders may convert any outstanding Debentures into shares of our common stock, subject to the conditions described below, initially at a conversion rate of 23.9037 shares per $1,000 principal amount of the Debentures (equal to an initial conversion price of $41.83 per share). The conversion rate is subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of the Debentures. Instead, we will pay the cash value of such fractional shares based upon the sale price of our common stock on the business day immediately preceding the conversion date. Holders may convert Debentures only in denominations of $1,000 principal amount and integral multiples thereof.

     Holders may surrender Debentures for conversion into shares of our common stock prior to the stated maturity from and after the date of the following events:

     - during any fiscal quarter if the sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day;

     - if we have called the Debentures for redemption; or

     - upon the occurrence of the specified corporate transactions discussed below.

     As used herein, the "sale price" of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) as reported in composite transactions for the principal U.S. securities exchange on which the common stock is traded or, if the common stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system or by the National Quotation Bureau Incorporated. In the absence of such a quotation, our board of directors will make a good faith determination of the sale price. The "conversion price" of a Debenture as of any day will equal $1,000, the principal amount of the Debenture, divided by the number of shares of common stock issuable upon conversion of $1,000 principal amount of Debentures on that day. If a holder exercises its right to require us to repurchase its Debentures as described under "Repurchase of Debentures at the Option of Holders," such holder may convert its Debentures into shares of our common stock only if it withdraws its repurchase or change of control repurchase notice and converts its Debentures prior to the close of business on the business day immediately preceding the applicable repurchase date.

  CONVERSION UPON SATISFACTION OF MARKET PRICE CONDITIONS

     A holder may surrender any of its Debentures for conversion into shares of our common stock during any fiscal quarter if the sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day.

  CONVERSION UPON NOTICE OF REDEMPTION

     A holder may surrender for conversion any Debentures we call for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the Debentures are not otherwise convertible at that time. However, if a holder already has delivered a repurchase notice or a change of control repurchase notice with respect to a Debenture, the holder may not surrender that Debenture for conversion until the holder has withdrawn the notice in accordance with the indenture.

  CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

     In the event:

     - we distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days, common stock at less than the average sale price of the common stock for the 10 trading days preceding the declaration date for such distribution;

     - we elect to distribute to all holders of our common stock, cash or other assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 15% of the sale price of the common stock on the business day preceding the declaration date for the distribution; or

     - a change of control as described under "Repurchase of Debentures at the Option of Holders -- Change of Control Put" occurs but holders of Debentures do not have the right to require us to repurchase their Debentures as a result of such change of control because the consideration received in such change of control consists of freely tradeable stock and the Debentures become convertible into that stock (each as more fully described under "Repurchase of Debentures at the Option of Holders -- Change of Control Put"); then at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the change of control, as the case may be, we must notify the holders of the Debentures in writing of the occurrence of such event. Once we have given that notice, holders may surrender their Debentures for conversion at any time (1) until the earlier of close of business on the business day immediately prior to the ex-dividend date or the date of our announcement that the distribution will not take place, in the case of a distribution, or (2) within 30 days of the change of control notice or the date of our announcement that change of control will not take place, in the case of a change of control. In the case of a distribution, no adjustment to the conversion price or the ability of a holder of Debentures to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

     In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities or other property, a holder may surrender Debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a Debenture into common stock will be changed into a right to convert a Debenture into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such Debentures immediately prior to the transaction. If the transaction also constitutes a "change of control," as defined below, the holder may require us to repurchase all or a portion of its Debentures as described under "Repurchase of Debentures at the Option of Holders -- Change of Control Put."

  PAYMENT UPON CONVERSION

     Upon conversion, we may choose to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock as described below.

  CONVERSION ON OR PRIOR TO THE FINAL NOTICE DATE

     In the event that we receive a notice of conversion from a holder of the Debentures on or prior to the day that is 20 days prior to the redemption date, if any, or maturity (the "final notice date"), and we choose to satisfy all or any portion of our obligation upon conversion (the "conversion obligation") in cash, we will notify the holder electing to convert through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following receipt of the holder's notice of conversion ("cash settlement notice period"). If we timely elect to pay cash for any portion of the shares of common stock otherwise issuable to the holder, the holder may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period ("conversion retraction period"); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares of our common stock (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the business day following the final trading day of the 20 trading-day period beginning on the first trading day after the final day of the conversion retraction period (the "cash settlement averaging period"). Settlement amounts will be computed as follows:

     - if we elect to satisfy the entire conversion obligation in shares of common stock, we will deliver to the holder a number of shares of common stock equal to (i) the aggregate principal amount of Debentures to be converted divided by 1,000 multiplied by (ii) the conversion rate.

     - if we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder cash in an amount equal to the product of:

      - a number equal to (i) the aggregate principal amount of Debentures to be converted divided by 1,000, multiplied by (ii) the conversion rate, and

      - the average sale price of our shares of common stock during the cash settlement averaging period.

      - if we elect to satisfy a fixed portion (other than 100%) of the conversion obligation in cash, we will deliver to the holder such cash amount ("cash amount") and a number of shares equal to the greater of
        (1) zero and (2) the excess, if any, of the number of shares of common stock calculated as set forth in the first bullet of this paragraph minus the number of shares equal to the sum, for each trading day of the cash settlement averaging period, of (a) the pro-rated portion of the cash amount for such day (e.g., 1/20 based on 20 trading days in the period) divided by (b) the sale price of our common stock on such trading day. In addition, we will pay cash for all fractional shares of common stock.

     If a holder exercises its right to require us to repurchase its Debentures as described under "Repurchase of Debentures at the Option of Holders," such holder may convert its Debentures as provided above only if it withdraws its repurchase or change of control repurchase notice and converts its Debentures prior to the close of business on the business day immediately preceding the applicable repurchase date.

  CONVERSION AFTER THE FINAL NOTICE DATE

     In the event that we receive a holder's notice of conversion after the final notice date, and we choose to satisfy all or any portion of the conversion obligation in cash, we will notify the holder electing to convert through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the final notice date. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under "Conversion On or Prior to the Final Notice Date" except that the "cash settlement averaging period" shall be the 20 trading-day period beginning on the first trading day after the maturity date or redemption date as the case may be. Settlement, in cash or shares, will occur on the business day following the final day of such cash settlement averaging period.

  CONVERSION PROCEDURES

     By delivering to the holder the number of shares issuable upon conversion, together with a cash payment in lieu of any fractional shares, we will satisfy our obligation with respect to the Debentures. That is, accrued interest will be deemed to be paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for any accrued interest or, except as described below, any contingent interest.

     If the holder converts after a record date for an interest payment but prior to the corresponding interest payment date, such holder will receive on the interest payment date interest accrued on those Debentures, notwithstanding the conversion of Debentures prior to the interest payment date, assuming the holder was the holder of record on the corresponding record date. However, each holder agrees, by accepting a Debenture, that at the time the holder surrenders any Debentures for conversion, such holder must pay us an amount equal to the interest that has accrued and that will be paid on the Debentures being converted on the interest payment date. The preceding sentence does not apply to Debentures that are converted after being called by us for redemption after a record date for an interest payment date. If in such case prior to the redemption date the holder chooses to convert its Debentures, such holder will not be required to pay us at the time it surrenders its Debentures for conversion the amount of interest on the Debentures it will receive on the date that has been fixed for redemption.

     Holders of the Debentures are not required to pay any taxes or duties relating to the issuance or delivery of our common stock upon exercise of conversion rights, but they are required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of the holder of the Debenture. Certificates representing shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid. We and each holder of a Debenture also agree that delivery to the holder of the full number of shares of common stock into which the Debenture is convertible, together with any cash payment for such holder's fractional shares, will be treated as a payment (in an amount equal to the sum of the then fair market value of such shares and such cash payment, if any) on the Debenture for purposes of the regulations governing contingent payment debt instruments. See "Certain U.S. Federal Income Tax Consequences."

     To convert interests in a global Debenture, the holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program. To convert a definitive Debenture, the holder must:

     - complete and manually sign the conversion notice on the back of the Debenture (or a facsimile thereof);

     - deliver the completed conversion notice and the Debenture to be converted to the specified office of the conversion agent;

     - pay all funds required, if any, relating to interest including contingent interest, on the Debenture to be converted to which the holder is not entitled, as described in the second preceding paragraph and below in "Contingent Interest;" and

     - pay all taxes or duties, if any, as described in the preceding paragraph.

     The conversion date will be the date on which all of the foregoing requirements have been satisfied. The Debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. Settlement of our obligation to deliver shares and cash (if any) with respect to a conversion will occur on the dates described above. Delivery of shares will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of Debentures in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. In addition, we will make any cash payment, including in lieu of any fractional shares, as described above. A holder will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the conversion date.

  CONVERSION RATE ADJUSTMENTS

     We will adjust the conversion rate if any of the following events occur:

          (1) we issue common stock as a dividend or distribution to all holders of our common stock.

          (2) we issue to all holders of our common stock rights or warrants to purchase our common stock or securities convertible into or exchangeable or exercisable for our common stock, which rights or warrants are exercisable for not more than 60 days, at less than the sale price of our common stock on the business day immediately preceding the time of announcement of such issuance.

          (3) we subdivide or combine our common stock.

          (4) we distribute to all holders of our common stock shares of our capital stock, evidences of our indebtedness or assets, including securities, but excluding:

        - rights or warrants listed in (2) above;

        - dividends or distributions listed in (1) above;

        - dividends and distributions in connection with any reclassification, consolidation, merger, exchange, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the third succeeding paragraph; and

        - any dividends or distributions paid exclusively in cash (except as provided below).

          (5) we make distributions or pay dividends consisting exclusively of cash to all holders of our common stock to the extent that the aggregate amount of any such cash distributions and dividends exceed:

        - during the period from the date of initial issuance of the Debentures to June 30, 2008, $0.025 per share of our common stock for any fiscal quarter or $0.10 per share of our common stock for any fiscal year; and

        - at any time subsequent to June 30, 2008, 0.625% of our market capitalization for any fiscal quarter or 2.5% of our market capitalization for any fiscal year, in each case as determined on the record date for such distribution or dividend; our "market capitalization", as of any date, is the product of the sale price of our common stock on such date multiplied by the number of shares of our common stock then outstanding.

        If an adjustment is required in respect of a distribution or dividend of cash, then the conversion rate shall be increased so that it equals the rate determined by multiplying the conversion rate in effect on the applicable record date by a fraction, (1) the numerator of which shall be the current market price (as defined below) of a share of common stock on the record date and (2) the denominator of which shall be such current market price less the amount of the excess distribution or dividend as defined above. "Current market price" shall mean the average of the daily closing sale prices per share of common stock for the three consecutive trading days ending on the earlier of the date of determination and the day before the "ex" date with respect to the distribution or dividend requiring such computation. For purposes of this paragraph, the term "ex" date, when used with respect to any distribution or dividend, means the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution or dividend.

          (6) we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day before the date such tender offer or exchange offer is publicly announced.

     To the extent that we have a rights plan in effect upon conversion of the Debentures into common stock, the holder will receive, in addition to the common stock, the rights under the rights plan whether or not the rights have separated from the common stock at the time of conversion, subject to limited exceptions, and no adjustments to the conversion price will be made, except in limited circumstances.

     We will not make any adjustment if holders of Debentures may participate in the transactions described above.

     In the event of:

     - any reclassification of our common stock;

     - a consolidation, merger, binding share exchange or combination involving us; or

     - a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock upon conversion of Debentures, the holder will be entitled to receive the same type of consideration which it would have been entitled to receive if it had converted the Debentures into our common stock immediately prior to any of these events.

     In the event that we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.

     In the event we elect to make a distribution described in (2) or (4) above, which, in the case of (4) above, has a per share value equal to more than 15% of the sale price of our shares of common stock on the business day preceding the declaration date for the distribution, then, if the distribution would also trigger a conversion right under "Conversion Upon Specified Corporate Transactions," or if the Debentures are otherwise convertible, we will be required to give notice to the holders of Debentures at least 20 days prior to the ex-dividend date for the distribution and, upon the giving of notice, the Debentures may be surrendered for conversion at any time until the close of business on the business day immediately prior to the ex-dividend date or until we announce that the distribution will not take place. No adjustment to the conversion price or the ability of a holder of a Debenture to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

     Holders may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See "Certain U.S. Federal Income Tax
Consequences -- Constructive Dividends."

     To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 days if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. We would give holders at least 15 days notice of any increase in the conversion rate. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock distribution.

     We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least one percent in the conversion rate. However, we will carry forward any adjustments that are less than one percent of the conversion rate. Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

CONTINGENT INTEREST

     Subject to the accrual and record date provisions described below, we will pay contingent cash interest to the holders of Debentures during any six-month period from June 30 to December 29 and from December 30 to June 29, commencing with the six-month period beginning on June 30, 2008 if the average market price of a Debenture for the five consecutive trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the principal amount of the Debenture.

     The amount of contingent cash interest payable per Debenture in respect of any six-month period will equal 0.1875% of the average market price of a Debenture for the five trading day period referred to above.

     We will pay contingent interest, if any, in the same manner as we will pay interest described above under "Interest."

     The market price of a Debenture on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Debenture obtained by the bid solicitation agent for $5.0 million principal amount of Debentures at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated securities dealers we select, which may include any of the initial purchasers, provided that if:

     - the bid solicitation agent, through the exercise of reasonable efforts, is unable to obtain a bid from the securities dealers, or

     - in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures,

then the market price of the Debentures will equal (a) the then applicable conversion rate of the Debentures multiplied by (b) the average sale prices of our common stock on the five trading days ending on such determination date, appropriately adjusted. The bid solicitation agent shall not be required to determine the market price of the Debentures unless requested in writing by us.

     The bid solicitation agent will initially be SouthTrust Bank. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the Debentures.

     Upon determination that holders of Debentures will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period, we will provide notice to the trustee setting forth the amount of contingent interest per $1,000 principal amount of Debentures and disseminate a press release through a public medium that is customary for such press release.

PAYMENT AT MATURITY

     Each holder of $1,000 principal amount of the Debentures shall be entitled to receive $1,000, and accrued and unpaid interest, including contingent interest and additional amounts, if any, at maturity.

OPTIONAL REDEMPTION BY US

     Prior to July 7, 2008, the Debentures will not be redeemable at our option. Beginning on July 7, 2008, we may redeem the Debentures for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to the redemption date.

     We will give at least 30 days but not more than 60 days notice of redemption by mail to holders of Debentures. Debentures or portions of Debentures called for redemption are convertible by the holder until the close of business on the second business day prior to the redemption date.

     If we do not redeem all of the Debentures, the trustee will select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples thereof, by lot or on a pro rata basis. If any Debentures are to be redeemed in part only, we will issue a new Debenture or Debentures with a principal amount equal to the unredeemed principal portion thereof. If a portion of a holder's Debentures is selected for partial redemption and the holder converts a portion of its Debentures, the converted portion will be deemed to be taken from the portion selected for redemption.

REPURCHASE OF DEBENTURES AT THE OPTION OF HOLDERS

  OPTIONAL PUT

     On each of June 30, 2008, June 30, 2013 and June 30, 2018, a holder may require us to repurchase any outstanding Debentures for which the holder has properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions, at a purchase price equal to 100% of the principal amount of those Debentures plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to the repurchase date. Holders may submit their Debentures for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day immediately preceding the repurchase date.

     Instead of paying the purchase price in cash, we may elect to pay the purchase price in shares of our common stock or a combination of shares of our common stock and cash, at our option. The number of shares of common stock a holder will receive will equal the relevant amount of the purchase price divided by 97.5% of the average of the sale price of our common stock for the 20 trading days immediately preceding and including the third business day immediately preceding the repurchase date. However, we may not pay the purchase price in shares of our common stock or a combination of shares of our common stock and cash, unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

     - registration of the shares of our common stock to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

     - qualification of the shares of our common stock to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

     - listing of our common stock on a U.S. national securities exchange or quotation thereof in an inter-dealer quotation system of any registered U.S. national securities association.

     We are required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things, the procedures that holders must follow to require us to repurchase their Debentures as described below and whether the purchase price will be paid in cash or shares of our common stock, or a combination with a portion payable in cash or shares of our common stock.

     Because the sale price of our common stock will be determined prior to the applicable repurchase date, holders of Debentures bear the market risk that our common stock will decline in value between the date the sale price is calculated and the repurchase date.

     The repurchase notice given by each holder electing to require us to repurchase Debentures shall be given so as to be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date and must state:

     - the certificate numbers of the holder's Debentures to be delivered for repurchase;

     - the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

     - that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures.

     A holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal shall state:

     - the principal amount of Debentures being withdrawn;

     - the certificate numbers of the Debentures being withdrawn; and

     - the principal amount, if any, of the Debentures that remain subject to the repurchase notice.

     In connection with any repurchase, we will, to the extent applicable:

     - comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

     - file Schedule TO or any other required schedule under the Exchange Act.

     Our obligation to pay the purchase price for Debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the Debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the purchase price for the Debentures to be paid promptly following the later of the repurchase date or the time of delivery of the Debentures, together with such endorsements.

     If the paying agent holds money or shares of our common stock sufficient to pay the purchase price of the Debentures for which a repurchase notice has been given on the business day immediately following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the Debentures will cease to be outstanding and interest, including contingent interest, if any, on the Debentures will cease to accrue, whether or not the Debentures are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the Debentures.

     Our ability to repurchase Debentures for cash may be limited by restrictions on the ability of ProAssurance to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all the Debentures that might be delivered by holders of Debentures seeking to exercise the repurchase right.

     We may in the future, without your consent amend or supplement the indenture to eliminate our ability to pay the purchase price for the Debentures in common stock on any purchase date after the date of such amendment or supplement.

  CHANGE OF CONTROL PUT

     If a change of control, as described below on pages 38 and 39, occurs, each holder will have the right (subject to certain exceptions set forth below) to require us to repurchase all of its Debentures not previously called for redemption, or any portion of those Debentures that is equal to $1,000 in principal amount or integral multiples thereof, at the following purchase prices expressed as a percentage of the principal amount of all Debentures it requires us to repurchase plus accrued and unpaid interest, including contingent interest and additional amounts, if any, on those Debentures to the repurchase date.

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
Beginning on July 7, 2003 and ending on June 29, 2004.......    110.0%
Beginning on June 30, 2004 and ending on June 29, 2005......    108.0%
Beginning on June 30, 2005 and ending on June 29, 2006......    104.0%
Beginning on June 30, 2006 and ending on June 29, 2008......    102.0%
June 30, 2008 and thereafter................................    100.0%

     Notwithstanding the foregoing, we may be required to offer to repurchase any of our other senior debt on a pro rata basis with the Debentures, upon a change of control, if similar change of control offers are or will be required by our other senior debt.

     Instead of paying the purchase price in cash, we may elect to pay the purchase price in shares of our common stock or, in the case of a merger in which we are not the surviving corporation, common stock, ordinary shares or American Depositary Shares of the surviving corporation or its direct or indirect parent corporation, cash or a combination of the applicable securities and cash, at our option. The number of shares of the applicable common stock or securities a holder will receive will equal the relevant amount of the purchase price divided by 97.5% of the average of the sale prices of the applicable common stock or securities for the 20 trading days commencing after the third trading day following notice of the change of control. However, we may not pay the purchase price in the applicable common stock or securities or a combination of the applicable common stock or securities and cash, unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

     - registration of the shares of the applicable common stock or securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

     - qualification of the shares of the applicable common stock or securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

     - listing of the applicable common stock or securities on a U.S. national securities exchange or quotation thereof in an inter-dealer quotation system of any registered U.S. national securities association.

     Within 30 days after the occurrence of a change of control, we are required to give each holder notice of the occurrence of the change of control and of its resulting repurchase right and whether the purchase price will be paid in cash, the applicable common stock or securities, or a combination with a portion payable in cash or the applicable common stock or securities. The repurchase date will be within 30 days after the date on which we give notice of a change of control. To exercise the repurchase right, the holder must deliver prior to the close of business on the business day immediately preceding the repurchase date, written notice to the trustee of its exercise of its repurchase right, together with the Debentures with respect to which the right is being exercised. The holder may withdraw this notice by delivering to the paying agent a notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date.

     Because the sale price of the applicable common stock or securities is determined prior to the applicable repurchase date, holders of Debentures bear the market risk that the applicable common stock or securities will decline in value between the date the sale price is calculated and the repurchase date.

     A "change of control" will be deemed to have occurred at such time after the original issuance of the Debentures when any of the following has occurred:

     - the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any such acquisition by any of our subsidiaries or any of our employee benefit plans; or

     - the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of our capital stock as a result of which (1) our common stock ceases (or, upon consummation of or immediately following such transaction or event, will cease) to be listed on a United States national securities exchange or approved for quotation on the NASDAQ National Market or any similar United States system for automated dissemination of quotations of securities prices or (2) less than 20% of the outstanding shares of our common stock remain beneficially owned by persons other than affiliates; or

     - during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of ProAssurance was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

     - our consolidation or merger with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

      - any transaction:

         (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

         (2) pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; and

      - any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of our common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation.

     However, notwithstanding the foregoing, a holder will not have the right to require us to repurchase its Debentures if 100% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a change of control consists of shares of common stock, ordinary shares or American Depositary Shares traded or to be traded immediately following a change of control on a national securities exchange or the NASDAQ Stock Market's National Market, and, as a result of the transaction or transactions, the Debentures become convertible into that common stock, ordinary shares or American Depositary Shares (and any rights attached thereto).

     For the purposes of the foregoing, "affiliate" shall mean any person beneficially owning shares of our capital stock entitling that person to exercise 10% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors.

     Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Debentures. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent applicable at that time.

     The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, a holder's ability to require us to repurchase Debentures as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

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

     If the paying agent holds money or common stock sufficient to pay the purchase price of the Debentures which holders have elected to require us to repurchase on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, those Debentures will cease to be outstanding and interest, including contingent interest, if any, on the Debentures will cease to accrue, whether or not the Debentures are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the Debentures.

     The foregoing provisions would not necessarily protect holders of the Debentures if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change of control with respect to the change of control purchase feature of the Debentures but that would increase the amount of our (or our subsidiaries') outstanding indebtedness.

     Our ability to repurchase Debentures for cash upon the occurrence of a change of control is subject to important limitations. Our ability to repurchase the Debentures for cash may be limited by restrictions on the ability of ProAssurance to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. In addition, the occurrence of a change of control could cause an event of default under, or be prohibited or limited by, the terms of our other senior debt. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all the Debentures that might be delivered by holders of Debentures seeking to exercise the repurchase right.

     The change of control purchase feature of the Debentures may in certain circumstances make more difficult or discourage a takeover of our company. The change of control purchase feature, however, is not the result of our knowledge of any specific effort:

     - to accumulate shares of our common stock;

     - to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

     - by management to adopt a series of anti-takeover provisions.

     Instead, the change of control purchase feature is a standard term contained in securities similar to the Debentures.

     We may in the future, without your consent amend or supplement the indenture to eliminate our ability to pay the purchase price for the Debentures in common stock on any purchase date after the date of such amendment or supplement.

EVENTS OF DEFAULT

     Each of the following constitutes an event of default with respect to the
Debentures:

     - default in the payment of any principal amount (or premium, if any), redemption price, purchase price, or change in control purchase price due with respect to the Debentures, when the same become due and payable;

     - default in payment of any interest (including contingent interest and additional amounts, if any) under the Debentures, which default continues for 30 days;

     - default in our obligation to satisfy our conversion obligation upon exercise of a holder's conversion right, unless such default is cured within five days after written notice of default is given to us by the trustee or the holder of such Debenture;

     - our failure to comply with any of our other agreements in the Debentures or the indenture upon our receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% of aggregate principal amount at maturity of the Debentures, and our failure to cure (or obtain a wavier of) such default within 60 days after we receive such notice;

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

     - default in the payment of principal when due or resulting in acceleration of other indebtedness of ours or any significant subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million, and such acceleration has not been rescinded or annulled within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount at maturity of the Debentures; and

     - certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

     "Significant subsidiary" shall mean any subsidiary of ProAssurance whose assets constitute 10% or more of our total assets on a consolidated basis or as otherwise defined in Rule 1-02(w) of Regulations S-X.

     If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Debentures then outstanding may declare the principal amount of the Debentures then outstanding plus any interest (including contingent interest and additional amounts, if any) on the Debentures accrued and unpaid through the date of such declaration to be immediately due and payable. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the Debentures then outstanding may, under certain circumstances, rescind and annul such acceleration. In the case of certain events of bankruptcy or insolvency, the principal amount of the Debentures then outstanding together with any accrued and unpaid cash interest (including contingent interest and additional amounts, if any) through the occurrence of such event shall automatically become and be immediately due and payable.

     The indenture provides that, if any event occurs which is, or after notice or lapse of time or both would become, an event of default with respect to the Debentures, the trustee will transmit, within 90 days of the occurrence of a default known to the trustee, notice of such default to the holders of the Debentures unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium on or interest on (including contingent interest and additional amounts, if any) a Debenture, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the Debentures; and provided, further, that in the case of any default of the character described in the fourth bullet above of the first paragraph of this section, no such notice to holders will be given until at least 30 days after the default occurs.

     If an event of default occurs and is continuing with respect to the Debentures, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the Debentures by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or power under the indenture at the request or direction of any of the holders of the Debentures, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to such provision for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Debentures.

     Our obligations under the indenture are not intended to provide creditor rights for amounts in excess of par plus accrued and unpaid interest, including, contingent interest and additional amounts, if any.

MERGERS AND SALES OF ASSETS

     The indenture provides that we may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of our assets as an entity to another person as an entity unless:

     - the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such person (if other than us) assumes all our obligations under the Debentures and the indentures;

     - after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and

     - other conditions described in the indenture are met.

     Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Debentures and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions occurring could constitute a change in control of ProAssurance, permitting each holder to require us to purchase the Debentures of such holder as described above.

MODIFICATION AND WAIVER

     We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority of aggregate principal amount of the outstanding Debentures; provided, however, that no such modification or amendment may, without the written consent or the affirmative vote of the holder of each Debenture affected thereby:

     - change the stated maturity of the principal of, or any premium due on, or any installment of interest, including contingent interest, if any, on or with respect to the Debentures;

     - reduce the principal amount, premium amount, redemption price or purchase price (including the change of control purchase price and the price payable upon exercise by a holder of its option to require us to repurchase such holder's Debentures), of, or the rate of interest, including contingent interest, if any, on, any Debenture;

     - adversely affect the right of holders to convert or require us to repurchase any of the Debentures;

     - alter the manner of calculation or rate of accrual of contingent interest on any Debenture;

     - impair the right to institute suit for the enforcement of any repurchase of, payment on or with respect to, or conversion of any Debenture, including any payment on or after the stated maturity of the Debentures, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

     - modify the optional redemption provisions in a manner that adversely affects the holders;

     - change the place of payment or the coin or currency in which the principal of or any premium or interest with respect to the Debentures is payable;

     - reduce the percentage in principal amount of the outstanding Debentures, the consent of whose holders is required in order to take specific actions including, but not limited to, the waiver of past defaults; or

     - modify any of the above provisions.

     We and the trustee may modify or amend the indenture and the Debentures without the consent of any holder in order to, among other things:

     - provide for our successor pursuant to a consolidation, merger or sale of assets;

     - add to our covenants for the benefit of the holders of all or any of the Debentures or to surrender any right or power conferred upon us by the indenture;
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

     - provide for a successor trustee with respect to the Debentures;

     - cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which, in each case, will not adversely affect the interests of the holders of the Debentures;

     - add any additional events of default with respect to all or any of the Debentures;

     - secure the Debentures;

     - reduce the conversion price, provided that the reduction is in accordance with the terms of the indenture or will not adversely affect the interests of the holders of the Debentures;

     - supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the discharge of the Debentures, provided that such change or modification does not adversely affect the interest of the holders of the Debentures in any material respect;

     - make any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not adversely affect the interests of the holders of the Debenture in any material respect; or

     - add or modify any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of Debentures in any material respect.

     The holders of not less than a majority in aggregate principal amount of the outstanding Debentures may, on behalf of the holders of all of the Debentures, waive any past default and its consequences under the indenture, except a default (1) in the payment of the principal of or any premium or interest on or with respect to the Debentures or (2) in the respect of a covenant or provision that cannot be modified without the consent of the holder of each Debenture affected thereby.

CALCULATIONS IN RESPECT OF DEBENTURES

     We or our agents will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determination of the market price of the Debentures and our common stock, and amounts of contingent interest and additional amount payments, if any, on the Debentures, and the projected payment schedule. See "Certain U.S. Federal Income Tax Consequences." We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of Debentures. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

RANKING

     The Debentures will be senior unsecured obligations of ProAssurance Corporation and will rank equally in right of payment with all of our other senior unsecured and unsubordinated indebtedness. The Debentures will rank senior to any of our subordinated indebtedness.

     We are a holding company and will primarily depend on the receipt of dividends from our insurance company subsidiaries to meet our obligations under the Debentures and our other outstanding obligations, including debt obligations. Because the creditors of our subsidiaries, including our insurance subsidiaries' policyholders, generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our Debentures will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the claims of the subsidiaries' creditors, including their policyholders. As of June 30, 2004, the aggregate amount of liabilities and obligations of

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

our subsidiaries (including insurance policy-related liabilities) that would have effectively ranked senior to the Debentures was approximately $2.35 billion. "Risk Factors -- Risks Relating to our Business -- We are a holding company and are dependent on dividends and other payments from our operating subsidiaries, which are subject to dividend restrictions" and "Risk
Factors -- Risks Relating to the Debentures and the Common Stock -- The Debentures are effectively subordinated to all liabilities of our subsidiaries."

NOTICES

     We will mail notices and communications to the holder's address shown on the register of the Debentures.

THE TRUSTEE; PAYING AGENTS, TRANSFER AGENTS AND BID SOLICITATION AGENT

     SouthTrust Bank is the trustee under the indenture. The trustee was the lead arranger, administrative agent and syndication agent for our credit facility that included the term loan which was repaid from a portion of the proceeds we received from the sale of the Debentures to the initial purchasers and the revolving credit facility which recently expired but may be renewed or replaced by a new facility in which the trustee may be a participant. The trustee and its affiliates also performs certain other commercial banking services for us, including providing cash management accounts, checking services, and serving as custodian for our investment securities for which it receives customary fees. The trustee will be the paying agent, conversion agent, transfer agent, and bid solicitation agent for the Debentures.

BOOK-ENTRY DELIVERY AND SETTLEMENT

     We issued the Debentures in the form of one or more permanent global Debentures in definitive, fully registered, book-entry form. The global Debentures were deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

     DTC has advised us as follows:

     - DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     - DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

     - Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

     - DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

     - Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

     - The rules applicable to DTC and its participants are on file with the SEC.

     We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. None of ProAssurance, the initial purchasers nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

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

     We expect that under procedures established by DTC, ownership of the Debentures will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

     The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Debentures represented by a global Debenture to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Debentures represented by a global Debenture to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a global Debenture, DTC or that nominee will be considered the sole owner or holder of the Debentures represented by that global Debenture for all purposes under the indenture and under the Debentures. Except as provided below, owners of beneficial interests in a global Debenture will not be entitled to have Debentures represented by that global Debenture registered in their names, will not receive or be entitled to receive physical delivery of certificated Debentures and will not be considered the owners or holders thereof under the indenture or under the Debentures for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global Debenture must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Debenture under the indenture or the global Debenture.

     Debentures represented by a global security will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

     Neither ProAssurance nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Debentures by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the Debentures.

     Payments on the Debentures represented by the global Debenture will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Debentures represented by a global Debenture, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global Debenture as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global Debenture held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Payments on the Debenture represented by the global Debenture will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

REGISTRATION RIGHTS

     At the time of the initial issuance of the Debentures we entered into a registration rights agreement with the initial purchasers for the benefit of the holders of the Debentures. As required under that agreement, we have filed with the SEC, at our expense, a shelf registration statement, of which this

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

prospectus forms a part, covering the resale of the Debentures and the shares of common stock issuable upon conversion of the Debentures. Under the terms of the agreement, we will, at our expense:

     - use our reasonable best efforts to cause such registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the first date of original issuance of the Debentures; and

     - use our reasonable best efforts to keep the registration statement effective until the earliest of:

      - two years after the last date of original issuance of any of the Debentures;

      - the date when the holders of the Debentures and the shares of our common stock issuable upon conversion of the Debentures are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act;

      - the date when all of the Debentures and the shares of common stock issuable upon conversion of the Debentures are registered under the shelf registration statement and disposed of in accordance with the shelf registration statement; and

      - the date when all of the Debentures and the shares of our common stock issuable upon conversion of the Debentures have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

     Subsequent to our filing of a shelf registration statement, we will:

     - provide to each holder named in the shelf registration statement copies of the prospectus that is a part of the shelf registration statement;

     - notify each such holder when the shelf registration statement has become effective; and

     - take certain other actions as are required to permit unrestricted resales of the Debentures and the shares of our common stock issuable upon conversion of the Debentures.

     Each holder who sells securities pursuant to the shelf registrations statement generally will be:

     - required to be named as a selling holder in the related prospectus;

     - required to deliver a prospectus to the purchaser;

     - subject to certain of the civil liability provisions under the Securities Act in connection with the holder's sales; and

     - bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

     We may suspend the holder's use of the prospectus for a period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 120 days in any 360-day period under specified circumstances relating to pending corporate developments, public filings with the SEC and similar events.

     Notwithstanding the foregoing, we may extend the suspension period from 45 days to 60 days under specified circumstances relating to possible acquisitions, financings or other material business transactions. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the Debentures of the existence of such a suspension. Each holder, by its acceptance of the Debentures, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

     If,

     - on or prior to the 120th day after the first date of original issuance of the Debentures, the shelf registration statement has not been filed; or

     - on or prior to the 180th day after the first date of original issuance of the Debentures, the shelf registration statement has not been declared effective; or

     - after the shelf registration statement has been declared effective, such shelf registration statement ceases to be effective or fails to be usable in connection with resales of the Debentures and shares of our common stock issuable upon the conversion of the Debentures in accordance with and during the periods specified in the registration rights agreement and we do not cure the shelf registration statement within five business days by filing a post-effective amendment, prospectus supplement or report pursuant to the Exchange Act or, if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be, or a suspension period exceeds an aggregate of 120 days in any 360-day period;

each such event referred to in the prior bullet points, a "registration default," then additional amounts will accrue on the Debentures, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the shelf registration statement is no longer required to be kept effective. Additional amounts will be paid semiannually in arrears, with the first semiannual payment due on the first interest payment date following the date on which such additional amounts begin to accrue, and will accrue at a rate per year equal to:

     - 0.25% of the principal amount of a Debenture to and including the 90th day following such registration default; and

     - 0.50% of the principal amount of a Debenture from and after the 91st day following such registration default.

     In no event will additional amounts accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its Debentures into shares of our common stock, the holder will be entitled to receive equivalent amounts based on the principal amount to the date of calculation of each Debenture converted. We will have no other liabilities for monetary damages with respect to our registration obligations. A holder will not be entitled to these additional amounts unless it has provided all information requested by the questionnaire prior to the deadline.

     If a shelf registration statement covering the resales of the Debentures and common stock into which the Debentures are convertible is not effective, these securities may not be sold or otherwise transferred except in accordance with the provisions set forth under "Notice to Investors."

     This summary of certain provisions of the registration rights agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

                          DESCRIPTION OF CAPITAL STOCK

     Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. On June 30, 2004, 29,175,952 shares of our common stock and no shares of preferred stock were outstanding.

COMMON STOCK

     Holders of record of common stock are entitled to one vote per share on all matters upon which stockholders have the right to vote. The rights attached to the shares of common stock do not provide for cumulative voting rights or preemptive rights. Therefore, holders of more than 50% of the shares of common stock are able to elect all our directors eligible for election each year. All issued and outstanding shares of our common stock are, and the common stock issuable upon conversion of the Debentures will be, validly issued, fully paid and non-assessable. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors out of funds legally available for that purpose. Upon dissolution, holders of our common stock are entitled to share pro rata in the assets of our company remaining after payment in full of all of our liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

     Our board may, from time to time, issue up to an aggregate 50,000,000 shares of preferred stock in one or more series without shareholder approval. The board of directors can fix the designation powers, rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. No shares of preferred stock are currently outstanding. We have no present plans to issue any shares of preferred stock.

DELAWARE ANTI-TAKEOVER STATUTE AND CHARTER PROVISIONS

     Under Delaware law, we may not engage in a "business combination," which includes a merger or sale of more than 10% of our assets, with any "interested stockholder," namely, a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of any of these persons, for three years following the time that stockholder became an interested stockholder unless:

     - the transaction in which the stockholder became an interested stockholder is approved by our board of directors prior to the time the interested stockholder attained that status;

     - upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

     - at or after the time the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     The authorization of undesignated preferred stock in our charter makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

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LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, the certificates of incorporation and bylaws of our companies provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificates of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Its address is 44 Wall Street, New York, NY 10005.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion represents the opinion of Ernst & Young LLP regarding the material U.S. federal income tax consequences (and to the extent set forth below, certain U.S. federal estate tax consequences for non-U.S. holders, as defined below) relevant to the purchase, ownership and disposition of the Debentures and common stock into which the Debentures are convertible, but is not a complete analysis of all potential tax considerations relating thereto that may be relevant to a holder based on its particular situation. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or revoked, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

     This discussion is limited to beneficial owners of Debentures who purchased Debentures upon their initial issuance at their initial issue price (as defined below under "Consequences to U.S. Holders -- Accrual of Interest") and who hold the Debentures and the common stock into which such Debentures are convertible as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

     - banks, insurance companies or other financial institutions;

     - persons subject to U.S. federal estate, gift or alternative minimum tax arising from the purchase, ownership or disposition of the Debentures (except to the extent specifically set forth below);

     - tax-exempt organizations;

     - dealers in securities or currencies;

     - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

     - foreign persons or entities (except to the extent specifically set forth below);

     - persons that own, or are deemed to own, more than 5% of our stock (except to the extent specifically set forth below);

     - certain former citizens or long-term residents of the United States;

     - U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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

     - persons who hold the Debentures or common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

     - persons deemed to sell the Debentures or common stock under the constructive sale provisions of the Code.

     In addition, if a beneficial owner of Debentures is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of Debentures that is a partnership, and partners in such partnerships, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the Debentures and common stock.

     THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBENTURES AND COMMON STOCK ARISING UNDER THE FEDERAL ESTATE AND GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

CLASSIFICATION OF THE DEBENTURES

     Under the indenture governing the Debentures, we and each holder and beneficial owner of the Debentures agree (in the absence of a change in applicable law requiring a contrary treatment), for U.S. federal income tax purposes, to treat the Debentures as indebtedness that is subject to the Treasury Regulations governing contingent payment debt instruments (the "Contingent Debt Regulations"). The remainder of this discussion assumes that the Debentures will be so treated and does not address any possible differing treatment of the Debentures. In June 2002, the IRS issued a revenue ruling with respect to instruments similar to the Debentures and this ruling supports certain aspects of the treatment described below. However, the application of the Contingent Debt Regulations to instruments such as the Debentures remains uncertain in several other respects, and we have sought no rulings from the IRS with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the Debentures or with respect to our common stock received on conversion of a Debenture. In particular, a beneficial owner might be required to accrue original issue discount at a higher rate or a lower rate, might not recognize income, gain or loss upon conversion of the Debentures to common stock, and might recognize capital gain or loss upon a taxable disposition of the Debentures. You should consult your tax advisor concerning the tax treatment of ownership and disposition of the Debentures or common stock.

                          CONSEQUENCES TO U.S. HOLDERS

     The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the Debentures or common stock. Certain consequences to "non-U.S. holders" of the Debentures or common stock are described under "-- Consequences to Non-U.S. Holders" below. The term "U.S. holder" means a beneficial owner of a Debenture or common stock who or that is:

     - an individual citizen or resident of the United States;

     - a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

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

     - an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust that (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

ACCRUAL OF INTEREST

     Under the Contingent Debt Regulations, actual cash payments on the Debentures, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of the Contingent Debt Regulations will be to:

     - require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the Debentures;

     - require you to accrue and include in taxable income each year original issue discount at the comparable yield (as described below) which will be substantially in excess of interest payments actually received by you; and

     - generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase or redemption of the Debentures.

     You will be required to accrue an amount of ordinary interest income as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Debenture, that equals:

     - the product of (i) the adjusted issue price (as defined below) of the Debentures as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the Debentures, adjusted for the length of the accrual period;

     - divided by the number of days in the accrual period; and

     - multiplied by the number of days during the accrual period that you held the Debentures.

     The initial issue price of a Debenture was the first price at which a substantial amount of the Debentures were sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a Debenture will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the amount of any noncontingent payment previously made with respect to the Debenture and the projected amount of any contingent payment previously scheduled to be made with respect to the Debentures under the projected payment schedule described below.

     Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the Debentures. We have determined the comparable yield of the Debentures based on the rate, as of the initial issue date, at which we would have issued a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions similar to those of the Debentures. Accordingly, we have determined that the comparable yield is an annual rate of 8.75%, compounded semi-annually. There can be no assurance that the IRS will not challenge our determination of the comparable yield or that any such challenge would not be successful.

     We are required to furnish to you the comparable yield and, solely for U.S. federal income tax purposes, a projected payment schedule that includes the noncontingent interest payments on the Debentures and estimates of the amount and timing of contingent interest payments and the amount of the payment upon maturity of the Debentures taking into account the fair market value of the common stock that might be paid upon a conversion of the Debentures. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth on page iii of this prospectus. By purchasing the Debentures, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield and the projected payment schedule in determining your original issue discount accruals, and the adjustments thereto described below, in respect of the Debentures.

     The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your original issue discount and adjustments thereof in respect of the Debentures for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amount or timing of the payments on a Debenture.

ADJUSTMENTS TO INTEREST ACCRUALS ON THE DEBENTURES

     If the actual contingent payments made on the Debentures differ from the projected contingent payments, adjustments will be made for the difference. If, during any taxable year, you receive actual contingent payments with respect to the Debentures for that taxable year that in the aggregate exceed the total amount of projected contingent payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. For these purposes, the actual contingent payments in a taxable year include the fair market value of property received in that year. If you receive in a taxable year actual contingent payments that in the aggregate are less than the amount of projected contingent payments for the taxable year, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will be treated as follows:

     - first, a negative adjustment will reduce the amount of original issue discount required to be accrued in the current year;

     - second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the Debentures, reduced to the extent such prior original issue discount inclusions were previously offset by prior negative adjustments; and

     - third, any excess negative adjustments will be carried forward and will be treated as a regular negative adjustment in the succeeding taxable year or will reduce the amount realized on a sale, exchange, repurchase, redemption or conversion of your Debentures.

SALE, EXCHANGE, CONVERSION OR REDEMPTION OF THE DEBENTURES

     Upon the sale, exchange, repurchase or redemption of a Debenture, as well as upon a conversion of a Debenture, you generally will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the Debenture. By purchasing a Debenture, you agree in the indenture that under the Contingent Debt Regulations, the amount realized would include the fair market value of our common stock that you receive on the conversion or repurchase as a contingent payment. Such gain on a Debenture generally will be treated as interest income. Loss from the disposition of a Debenture will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the Debentures. Any loss in excess of that amount will be treated as capital loss, which will be long-term if the Debentures were held for more than one year. The deductibility of capital losses is subject to limitations.

     Special rules apply in determining the tax basis of a Debenture. Your adjusted tax basis in a Debenture is generally equal to your original purchase price for the Debenture, increased by original issue discount (determined without regard to any adjustments to original issue discount accruals described above) you previously accrued on the Debenture, and reduced by the amount of any noncontingent payment previously made with respect to the Debenture and the projected amount of any contingent payment previously scheduled to be made on the Debenture under the projected payment schedule described above.

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

     Under this treatment, your tax basis in common stock received upon conversion or repurchase of a Debenture will equal the then current fair market value of such common stock. Your holding period for our common stock will commence on the day after conversion or repurchase.

     If you convert your Debentures between the record date for an interest payment and the next interest payment date and, as a result, receive a payment of cash interest or contingent cash interest, as described in "Description of Debentures -- Conversion Rights," you should consult your tax advisors concerning the appropriate tax treatment of such payments.

CONSTRUCTIVE DIVIDENDS

     Holders of convertible debt instruments such as the Debentures may, in certain circumstances, be deemed to have received taxable distributions of stock if the conversion price of such instruments is adjusted (for example, an increase in the conversion rate on account of certain cash dividends). However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula, which has the effect of preventing the dilution of the interest of the holders of the debt instruments, will generally not be deemed to result in a constructive taxable distribution of stock. Certain of the possible adjustments provided in the Debentures may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received constructive distributions includible in your income in the manner described under "-- Dividends" below even though you have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive taxable distribution to you.

DIVIDENDS

     If you convert your Debenture into common stock, distributions, if any, made on our common stock generally will be included in your income as ordinary dividend income to the extent of our current and accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividend received deduction.

     Pursuant to recently enacted legislation, dividends on our common stock received by certain non-corporate U.S. holders, including individuals, may qualify for a reduced rate of U.S. federal income tax.

SALE, EXCHANGE OR REDEMPTION OF COMMON STOCK

     Upon the sale, exchange or redemption of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or redemption and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale, exchange or redemption. Long-term capital gains recognized by certain noncorporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. Your adjusted tax basis and holding period in common stock received upon conversion or repurchase of a Debenture are determined as discussed above under "-- Sale, Exchange, Conversion or Redemption of the Debentures." The deductibility of capital losses is subject to limitations.

ADDITIONAL PAYMENTS

     We may be required to pay additional amounts to you if we do not file or cause to be declared effective a registration statement, as described above under "Registration Rights." We intend to take the position for U.S. federal income tax purposes that any such additional amounts should be taxable to you as additional ordinary income when received or accrued, in accordance with your method of tax accounting. This position is based in part on our determination that as of the date of issuance of the Debentures, the possibility that such additional amounts would have to be paid is a "remote" or "incidental" contingency within the meaning of applicable Treasury Regulations. Our determination that such possibility is a remote
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

or incidental contingency is binding on you under the indenture. However, the IRS may take a contrary position from that described above, which could affect the timing and character of your income with respect to such additional amounts.

     If we do fail to file or cause to be declared effective a registration statement, you should consult your tax advisors concerning the appropriate tax treatment of the payment of such additional amounts to you.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     We are required to furnish to the record holders of the Debentures and common stock, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid or original issue discount accrued on the Debentures and dividends paid on the common stock.

     You may be subject to backup withholding with respect to interest paid on the Debentures, dividends paid on the common stock or with respect to proceeds received from a disposition of the Debentures or shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you:

     - fail to furnish your taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

     - furnish an incorrect TIN;

     - are notified by the IRS that you have failed to properly report payments of interest or dividends; or

     - fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

     Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

                        CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a summary of certain material U.S. federal income tax consequences and estate tax consequences that will apply to you if you are a non-U.S. holder of the Debentures or common stock. For purposes of this discussion, a "non-U.S. holder" means a beneficial owner of Debentures or common stock who or that is not a U.S. holder (as defined below).

PAYMENTS OF INTEREST

     In general, subject to the discussion below concerning backup withholding, you will not be subject to the U.S. federal withholding tax with respect to payments of interest on the Debentures (including amounts taken into income as interest under the accrual rules described above under "-- Consequences to U.S. Holders" and amounts attributable to the shares of our common stock received upon a conversion of the Debentures) provided that:

     - you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

     - you are not a "controlled foreign corporation" with respect to which we are, directly or indirectly, a "related person" as defined in the Code;

     - our Debentures and common stock are actively traded within the meaning of
       Section 871(h)(4)(C)(v)(l) and we are not a "United States real property holding corporation;" and

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

     - you are not a bank whose receipt of interest (including original issue discount) on a Debenture is described in Section 881(c)(3)(A) of the Code; and

     - you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)), or you hold your Debentures through certain intermediaries, and you and the intermediaries satisfy the certification requirements of applicable Treasury Regulations.

     Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. holders.

     If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on a Debenture, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable U.S. income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the Debenture is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business.

     If you are engaged in a trade or business in the United States and interest on a Debenture is effectively connected with your conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest (including original issue discount) will be included in your earnings and profits.

     Absent further relevant guidance from the IRS, in the event that we do not file or cause to be declared effective a registration statement, as described under "Registration Rights," and we pay additional amounts to you as described therein, we intend to treat such additional payments as subject to U.S. federal withholding tax. Therefore, we intend to withhold on any such payments at a rate of 30% unless we receive an IRS Form W-8BEN or an IRS Form W-8ECI from you claiming, respectively, that such payments are subject to reduction or elimination of withholding under an applicable U.S. income tax treaty or that such payments are effectively connected with the conduct of a U.S. trade or business. You should consult your own tax advisers as to whether you can obtain a refund for the withholding tax imposed on such additional amounts because such amounts represent interest qualifying for an exemption or based on some other rationale.

SALE, EXCHANGE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF THE DEBENTURES OR COMMON STOCK

     Any gain realized by you on the sale, exchange, redemption, conversion or other taxable disposition of a Debenture will generally be treated as interest income generally subject to the rules described above under "-- Payments of Interest."

     Any gain realized by you on the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

     - the gain is effectively connected with your conduct of a U.S. trade or business;

     - you are an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met;

     - you are subject to Code provisions applicable to certain U.S. expatriates; or

     - we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock.

     If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as if you were a U.S. person as defined under the Code, and if you are a corporation, then any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty). If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. Such holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the common stock.

     We do not believe that we are currently, and we do not anticipate becoming, a United States real property holding corporation. Even if we were, or were to become, a United States real property holding corporation, no adverse tax consequences would apply to you if you hold, directly or indirectly, at all times during the applicable period, five percent or less of our common stock, provided that our common stock was regularly traded on an established securities market.

DIVIDENDS

     In general, dividends, if any, received by you with respect to our common stock (and any deemed distributions resulting from certain adjustments, or failures to make certain adjustments, to the conversion price of the Debentures, see "-- Consequences to U.S. Holders -- Constructive Dividends" above) will be subject to withholding of U.S. federal income tax at a 30% rate (which in the case of any deemed distributions generally would be satisfied by withholding from subsequent payments on the Debentures), unless such rate is reduced by an applicable U.S. income tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the United States are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

     In order to claim the benefit of a U.S. income tax treaty or to claim exemption from withholding because dividends paid to you on our common stock are effectively connected with your conduct of a trade or business in the United States, you must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income (or such successor form as the IRS designates), prior to the payment of dividends. These forms must be periodically updated. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

U.S. FEDERAL ESTATE TAX

     If you are an individual and are not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your Debentures will generally not be subject to the U.S. federal estate tax, unless, at the time of your death:

     - you own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code; or

     - payments with respect to your Debentures are effectively connected with your conduct of a trade or business in the United States.

     If you are an individual who at the time of death is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes), your common stock will be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.
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

BACKUP WITHHOLDING AND INFORMATION REPORTING

     If you are a non-U.S. holder, in general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under "-- Consequences to Non-U.S. Holders -- Payments of Interest." In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a Debenture or a share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest or dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

     You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

                            SELLING SECURITYHOLDERS

     The Debentures originally were issued by us and sold by Banc of America Securities LLC and Cochran, Caronia Securities LLC, as the initial purchasers, in transactions exempt from the registration requirements of the Securities Act of 1933 to persons reasonably believed by the initial purchasers to be qualified institutional buyers. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell any or all of the Debentures and the common stock into which the Debentures are convertible pursuant to this prospectus. The selling securityholders may offer all, some or none of the Debentures and the common stock.

     The table below sets forth the name of each selling securityholder, the principal amounts of Debentures that may be offered by each selling securityholder under this prospectus and the number of shares of common stock into which the Debentures are convertible. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to October 19, 2004. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Debentures or common stock since the date on which they provided this information in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, as required.

     Because the selling securityholders may offer all or some portion of the Debentures or the common stock into which the Debentures are convertible, we cannot estimate the amount of Debentures or common stock that may be held by the selling securityholders upon the completion of any sales. For information on the procedure for sales by selling securityholders, read the disclosure under the heading "Plan of Distribution" below.

                                                                           NUMBER OF        NUMBER OF
                                                                           SHARES OF          SHARES
                                    PRINCIPAL AMOUNT OF                      COMMON         OF COMMON
                                        DEBENTURES        PERCENTAGE OF      STOCK            STOCK         PERCENTAGE OF
                                    BENEFICIALLY OWNED     DEBENTURES     BENEFICIALLY    UNDERLYING THE     COMMON STOCK
NAME OF SELLING SECURITYHOLDER(1)    THAT MAY BE SOLD      OUTSTANDING      OWNED(2)     DEBENTURES(3)(4)   OUTSTANDING(5)
---------------------------------   -------------------   -------------   ------------   ----------------   --------------
Akela Capital Master Fund,
  Ltd. ...........................        7,500,000            6.97              0            179,277               *
Alexandra Global Master Fund,
  Ltd. ...........................       15,000,000           13.94              0            358,555            1.22
AM International E MAC 63 Ltd. ...          270,000               *              0              6,453               *
AM Master Fund I LP...............        2,160,000            2.01              0             51,631               *
Banc of America Securities
  LLC(7)..........................        3,425,000            3.18              0             81,870               *

                                                                           NUMBER OF        NUMBER OF
                                                                           SHARES OF          SHARES
                                    PRINCIPAL AMOUNT OF                      COMMON         OF COMMON
                                        DEBENTURES        PERCENTAGE OF      STOCK            STOCK         PERCENTAGE OF
                                    BENEFICIALLY OWNED     DEBENTURES     BENEFICIALLY    UNDERLYING THE     COMMON STOCK
NAME OF SELLING SECURITYHOLDER(1)    THAT MAY BE SOLD      OUTSTANDING      OWNED(2)     DEBENTURES(3)(4)   OUTSTANDING(5)
---------------------------------   -------------------   -------------   ------------   ----------------   --------------
BNP Paribas Equity Strategies,
  SNC(8)..........................        3,583,000            3.33            844             85,646               *
CNH CA Master Account, L.P. ......        3,000,000            2.79              0             71,711               *
Cooper Neff Convertible Strategies
  (Cayman) Master Fund, LP........        3,462,000            3.22              0             82,754               *
CSS, LLC(7).......................        1,000,000               *              0             23,903               *
DBAG London(8)....................          250,000               *              0              5,975               *
Deephaven Domestic Convertible
  Trading Ltd.(8).................        4,874,000            4.53              0            116,506               *
Excelsior Master Fund L.P. .......        1,000,000               *              0             23,903               *
Family Service Life Insurance
  Company(8)......................          200,000               *              0              4,780               *
Geode U.S. Convertible Arbitrage
  Fund, a series of Geode
  Investors, LLC..................        3,000,000            2.79              0             71,711               *
Guardian Life Insurance Co.(8)....        7,875,000            7.32              0            188,241               *
Guardian Pension Trust(8).........          300,000               *              0              7,171               *
HFR CA Select Fund................        1,000,000               *              0             23,903               *
Highbridge International LLC(8)...        2,500,000            2.32              0             59,759               *
Jeffries & Company, Inc.(7).......          400,000               *              0              9,561               *
Lyxor/AM Investment Fund Ltd. ....          420,000               *              0             10,039               *
Lyxor/Convertible Arbitrage Fund
  Limited.........................          660,000               *              0             15,776               *
Man Convertible Bond Master Fund,
  Ltd. (c/o Marin Capital
  Partners, LP)...................        6,691,000            6.22              0            159,939               *
McMahan Securities Co. L.P.(7)....          250,000               *              0              5,975               *
Newport Alternative Income Fund...          775,000               *              0             18,525               *
R2 Investments, LDC (c/o
  Amalgamated Gadget, LP)(8)......          150,000               *              0              3,585               *
RBC Alternative Assets L.P.(8)....          250,000               *          2,800              5,975               *
Royal Bank of Canada(8)...........        1,000,000               *              0             23,903               *
Sage Capital......................        4,250,000            3.95              0            101,590               *
San Diego County Employee
  Retirement Association..........        2,000,000            1.86              0             47,807               *
Silvercreek II Limited............        2,264,000            2.10              0             54,117               *
Silvercreek Limited Partnership...        2,961,000            2.75              0             70,778               *
Singlehedge U.S. Convertible
  Arbitrage Fund..................          814,000               *              0             19,457               *
Sphinx Convertible Arbitrage Fund
  SPC.............................          126,000               *              0              3,011               *
St. Thomas Trading, Ltd. (c/o
  Marin Capital Partners,
  LP)(8)..........................        5,629,000            5.23              0            134,553               *
Sturgeon Limited..................          731,000               *              0             17,473               *
Sunrise Partners Limited
  Partnership(8)..................        3,000,000            2.79              0             71,711               *
Van Eck WW Absolute Return Fund...           80,000               *              0              1,912               *
Xavex Convertible Arbitrage 9
  Fund............................          750,000               *              0             17,927               *

                                                                           NUMBER OF        NUMBER OF
                                                                           SHARES OF          SHARES
                                    PRINCIPAL AMOUNT OF                      COMMON         OF COMMON
                                        DEBENTURES        PERCENTAGE OF      STOCK            STOCK         PERCENTAGE OF
                                    BENEFICIALLY OWNED     DEBENTURES     BENEFICIALLY    UNDERLYING THE     COMMON STOCK
NAME OF SELLING SECURITYHOLDER(1)    THAT MAY BE SOLD      OUTSTANDING      OWNED(2)     DEBENTURES(3)(4)   OUTSTANDING(5)
---------------------------------   -------------------   -------------   ------------   ----------------   --------------
Zazove Convertible Arbitrage Fund,
  L.P. ...........................        7,000,000            6.51              0            167,325               *
Zazove Hedged Convertible Fund,
  L.P. ...........................        3,000,000            2.79              0             71,711               *
Zazove Income Fund, L.P. .........        1,000,000               *              0             23,903               *
Zurich Institutional Benchmarks
  Master Fund Ltd. c/o Zazove
  Associates, LLC.................        1,000,000               *              0             23,903               *
TOTAL.............................      105,600,000           98.14          3,644          2,524,205(6)         8.61

---------------

 *  Less than 1%

(1) Also includes any sale of the Debentures and the underlying common stock by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling securityholders. Information about other selling securityholders will be set forth in prospectus supplements or in other documents that we file from time to time with the Securities and Exchange Commission that are incorporated by reference in this prospectus, if required. See "Where You Can Find More Information."

(2) Excludes common stock issuable upon conversion of the selling securityholder's Debentures.

(3) Assumes conversion of all of the selling securityholder's Debentures at a conversion rate of 23.9037 shares of common stock per Debenture and a cash payment in lieu of the issuance of any fractional share interest. However, this conversion rate is subject to adjustment as described under "Description of the Debentures -- Conversion Rights." As a result, the number of shares of common stock issuable upon conversion of the Debentures may increase or decrease in the future.

(4) Reflects rounding down of fractional common stock issuable to each selling securityholder upon conversion of the Debentures.

(5) Calculated using 29,189,883 shares of common stock outstanding as of October 19, 2004, which excludes shares issuable upon exercise of options granted by us as described in note 3 under "Capitalization." In calculating this amount, we did not treat as outstanding the common stock issuable upon conversion of Debentures.

(6) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

(7) Selling securityholder is a broker-dealer registered pursuant to Section 15 of the Exchange Act.

(8) Selling securityholder is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act. An "affiliate" of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, but does not include any individuals employed by such broker-dealer or its affiliates.

     None of the selling securityholders listed above has, or within the past three years had, any position, office or any material relationship with us or any of our affiliates.

     To the extent that any of the selling securityholders identified above are broker-dealers, they are deemed to be, under interpretations of the Securities and Exchange Commission, "underwriters" within the meaning of the Securities Act.

     With respect to selling securityholders that are affiliates of broker-dealers, each such selling securityholder has represented to us that they acquired their Debentures or underlying common stock in the ordinary course of business and, at the time of the purchase of the Debentures or the underlying common stock, such selling securityholders had no agreements or understandings, directly or indirectly, with any person to distribute the Debentures or underlying common stock. To the extent that we become aware that such entities did not acquire their Debentures or underlying common stock in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms a part to designate such affiliate as an "underwriter" within the meaning of the Securities Act.

     Only selling securityholders identified above who beneficially own the Debentures set forth opposite each such selling securityholder's name in the foregoing table on the effective date of the registration statement, of which this prospectus forms a part, may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of the Debentures or the underlying common stock by any holder not identified above, the registration statement of which this prospectus forms a part will be amended by a post-effective amendment to set forth the name and aggregate amount of Debentures beneficially owned by the selling securityholder intending to sell such Debentures or the underlying common stock and the aggregate amount of Debentures or the number of shares of the underlying common stock to be offered. The prospectus, which will be a part of such a post-effective amendment, will also disclose whether any selling securityholder selling in connection with such prospectus has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus if such information has not been disclosed herein.

                              PLAN OF DISTRIBUTION

     The Debentures and the underlying common stock are being registered to permit the resale of such securities by the holders of them from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the Debentures and common stock. We will bear the fees and expenses incurred in connection with our obligation to register the Debentures and the underlying common stock. These fees and expenses include registration and filing fees, printing and duplication expenses, fees and disbursements of our counsel, reasonable fees and disbursements of the trustee and its counsel and of the registrar and transfer agent for the common stock, and fees and disbursements of one firm of legal counsel for the securityholders. However, the selling securityholders will pay all underwriting discounts, commissions and agent's commissions, if any.

     The selling securityholders may offer and sell the Debentures and the common stock into which the Debentures are convertible from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected by a variety of methods, including the following:

     - in market transactions;

     - in privately negotiated transactions;

     - through the writing of options;

     - in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

     - through broker-dealers, which may act as agents or principals;

     - directly to one or more purchasers;

     - through agents; or

     - in any combination of the above or by any other legally available means.

     In connection with the sales of the Debentures and the common stock into which the Debentures are convertible or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the Debentures and the common stock into which the Debentures are convertible to close out such short positions, or loan or pledge the Debentures and the common stock into which the Debentures are convertible to broker-dealers that in turn may sell such securities.

     If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of any Debentures and the common stock into which the Debentures are convertible through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the Debentures and the common stock into which the Debentures are convertible, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. The underwriter or underwriters with respect to an underwritten offering of Debentures and the common stock into which the Debentures are convertible and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the Debentures and the common stock into which the Debentures are convertible, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debentures and underlying common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

     To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Debentures or the underlying common stock by the selling securityholders. Selling securityholders may decide not to sell all or a portion of the Debentures or the underlying common stock offered by them pursuant to this prospectus or may decide not to sell Debentures or the underlying common stock under this prospectus. In addition, any selling securityholder may transfer, devise or give the Debentures or the underlying common stock by other means not described in this prospectus. Any Debentures or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

     The selling securityholders and any underwriters, broker-dealers or agents participating in the distribution of the Debentures and the common stock into which the Debentures are convertible may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Debentures or common stock by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to statutory and implied liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     The selling securityholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Debentures and the common stock into which the Debentures are convertible by the selling securityholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Debentures and the common stock into which the Debentures are convertible to engage in market-making activities with respect to the particular Debentures and the common stock into which the Debentures are convertible being distributed. All of the above may affect the marketability of the Debentures and the common stock into which the Debentures are convertible and the ability of any person or entity to engage in market-making activities with respect to the Debentures and the common stock into which the Debentures are convertible.

     Under the securities laws of certain states, the Debentures and the common stock into which the Debentures are convertible may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the Debentures and the common stock into which the Debentures are convertible may not be sold unless the Debentures and the common stock into which the Debentures are convertible have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

     We have agreed to indemnify the selling securityholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling securityholders will be entitled to contribution from us in connection with those liabilities. The selling securityholders will indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and will be entitled to contribution from the selling securityholders in connection with those liabilities.

     We are permitted to suspend the use of this prospectus under certain circumstances relating to corporate developments, public filings with the SEC and similar events for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 120 days in any 12-month period. If the duration of such suspension exceeds any of the periods above-mentioned, we have agreed to pay liquidated damages. Please refer to the section entitled "Description of Debentures -- Registration Rights."

NEW ISSUE OF DEBENTURES

     The Debentures are a new issue of securities with no established trading market. We do not intend to apply for listing of the Debentures on any national securities exchange or for quotation of the Debentures on any automated dealer quotation system.

     A liquid or active public trading market for the Debentures may never develop. If an active trading market for the Debentures does not develop, the market price and liquidity of the Debentures may be adversely affected. If the Debentures are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

CERTAIN RELATIONSHIPS

     SouthTrust Bank is the trustee under the indenture. The trustee was the lead arranger, administrative agent and syndication agent for our credit facility that included the term loan that was repaid from a portion of the proceeds we received from the initial sale of the Debentures and the revolving credit facility which recently expired but may be renewed or replaced by a new facility in which the trustee may be a participant. The trustee and its affiliates also perform certain other commercial banking services for us, including providing cash management accounts, checking services, and serving as custodian for our investment securities for which it receives customary fees. The trustee will be the paying agent, conversion agent, transfer agent, and bid solicitation agent for the Debentures.

                                 LEGAL MATTERS

     Unless otherwise specified in a prospectus supplement, certain legal matters regarding the Debentures and the shares of our common stock issuable upon conversion of the Debentures have been passed upon for ProAssurance by Burr & Forman LLP.

                                    EXPERTS

     The consolidated financial statements of ProAssurance Corporation appearing in ProAssurance Corporation's Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $107,600,000

                              (PROASSURANCE LOGO)

                            PROASSURANCE CORPORATION

                  3.90% CONVERTIBLE SENIOR DEBENTURES DUE 2023

          ------------------------------------------------------------

                                   PROSPECTUS
                              OCTOBER [   ], 2004
          ------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable by the registrant in connection with the issuance and distribution of the Debentures and shares of underlying common stock being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee.

Securities and Exchange Commission registration fee.........  $  9,000
Accounting Fees and Expenses................................  $278,000
Legal fees and expenses.....................................  $270,000
Printing fees and expenses..................................  $116,000
Trustee's fees and expenses.................................  $ 15,000
Miscellaneous...............................................  $ 71,000
                                                              --------
     Total..................................................  $759,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, the Registrant's certificate of incorporation provides that the directors of the Registrant will not be held personally liable for a breach of fiduciary duty as a director, except that a director may be liable for (1) a breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts made in bad faith or which involve intentional misconduct or a knowing violation of the law, (3) illegal payment of dividends under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derives an improper personal benefit. The Registrant's certificate of incorporation further provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

     The by-laws of the Registrant provide that the Registrant will indemnify any person involved in litigation brought by a third party or by or in the right of the Registrant by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity. The Registrant will only indemnify such a person if that person acted in good faith and in a manner he or she reasonably believed to be lawful and in the best interests of the Registrant, except that the person will not be entitled to indemnification in an action in which he or she is found to be liable to the corporation unless the Delaware Court of Chancery deems indemnification under these circumstances proper.

     The Registrant maintains in effect directors' and officers' liability insurance which provides coverage against certain liabilities. The Registrant has entered into indemnification agreements with each of its directors and executive officers which requires the Registrant to use reasonable efforts to maintain such insurance during the term of the agreement so long as the Board of Directors in the exercise of its business judgment determines that the cost is not excessive and is reasonably related to the amount of coverage and that the coverage provides a reasonable benefit for such cost. The indemnity agreements have terms that will automatically renew for successive one year terms on November 30 each year unless sooner terminated by Registrant on 60 days notice or upon the indemnitee's termination as an officer, director or employee of Registrant or its subsidiaries.

     The indemnity agreement requires the Registrant to indemnify the executive officers and directors to the fullest extent permitted under Delaware law to the extent not covered by liability insurance, including advances of expenses in the defense of claims against the executive officer or director while acting in such capacity. It is a condition to such indemnification that the indemnitee acted in good faith and in a manner that he or she believed to be in or not opposed to the interest of the Registrant or its shareholders, and with respect to a criminal action had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not available from the Registrant:

     (a) in respect to remuneration that is determined to be in violation of law;

     (b) on account of any liability arising from a suit for an accounting of profits for the purchase and sale of Registrant's common stock pursuant to
Section 16(b) of the Securities Exchange Act of 1934, as amended;

     (c) on account of conduct that is determined to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

     (d) if indemnification is prohibited by the applicable laws of the State of Delaware;

     (e) if the indemnitee is found to be liable to the Registrant or its subsidiaries unless the Delaware Court of Chancery determines that the indemnitee is fairly and reasonably entitled to indemnification for expenses that the court deems proper; or

     (f) if a court should determine that such indemnification is not lawful.

     The indemnity agreement requires the indemnitee to reimburse the Registrant for all reasonable expenses incurred or advanced in defending any criminal or civil suit or proceedings against the indemnitee if the Registrant determines that indemnity is not available.

     The form of the indemnity agreement is included is an exhibit to this Registration Statement. This summary of the indemnity agreement is qualified in its entirety by reference to the terms and provisions of the form of the indemnity agreement included herein as an exhibit.

ITEM 16.  EXHIBITS

     The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS

     A.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The registrant undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Birmingham, State of Alabama, on the 19th day of October, 2004.

                                          PROASSURANCE CORPORATION

                                          By:     /s/ A. DERRILL CROWE
                                            ------------------------------------
                                                      A. Derrill Crowe
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----

         /s/ A. DERRILL CROWE            Chairman of the Board and Chief   October 19, 2004
--------------------------------------          Executive Officer
           A. Derrill Crowe               (Principal Executive Officer)
                                                  and Director


        /s/ HOWARD H. FRIEDMAN            Senior Vice President, Chief     October 19, 2004
--------------------------------------   Financial Officer and Secretary
          Howard H. Friedman                (Principal Financial and
                                               Accounting Officer)


         /s/ VICTOR T. ADAMO                        Director               October 19, 2004
--------------------------------------
           Victor T. Adamo


      /s/ LUCIAN F. BLOODWORTH*                     Director               October 19, 2004
--------------------------------------
         Lucian F. Bloodworth


          /s/ PAUL R. BUTRUS                        Director               October 19, 2004
--------------------------------------
            Paul R. Butrus


        /s/ ROBERT E. FLOWERS*                      Director               October 19, 2004
--------------------------------------
          Robert E. Flowers


      /s/ JOHN J. MCMAHON, JR.*                     Director               October 19, 2004
--------------------------------------
         John J. McMahon, Jr.


       /s/ JOHN P. NORTH, JR.*                      Director               October 19, 2004
--------------------------------------
          John P. North, Jr.


         /s/ ANN F. PUTALLAZ*                       Director               October 19, 2004
--------------------------------------
           Ann F. Putallaz

              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----


       /s/ WILLIAM H. WOODHAMS*                     Director               October 19, 2004
--------------------------------------
         William H. Woodhams


     /s/ WILFRED W. YEARGAN, JR.*                   Director               October 19, 2004
--------------------------------------
       Wilfred W. Yeargan, Jr.


         /s/ VICTOR T. ADAMO                                               October 19, 2004
--------------------------------------
           Victor T. Adamo
        * as attorney-in-fact

                                 EXHIBIT INDEX

  4.1 Purchase Agreement, dated July 1, 2003, between Registrant and the representatives of the initial purchasers of the Debentures (without exhibits)*
  4.2          Indenture dated July 7, 2003, between Registrant and
               SouthTrust Bank as Trustee(1)
  4.3 Registration Rights Agreement, dated July 7, 2003, between and among Registrant and the initial purchasers of the Debentures(1)
  4.4          Specimen of Common Stock Certificate of ProAssurance
               Corporation(2)
  5.1 Opinion of Burr & Forman LLP as to legality of the Debenture and common stock covered by the Registration Statement*
  5.2 Opinion of Ernst & Young LLP as to certain federal income tax matters*
 12.1          Statement re: Ratio of Earnings to Fixed Charges
 23.1          Consent of Ernst & Young LLP -- Report on Consolidated
               Financial Statements of Registrant and Subsidiaries
 23.2          Consent of Ernst & Young LLP -- Tax Opinion (included in
               Exhibit 5.2)*
 23.3          Consent of Burr & Forman LLP (included in Exhibit 5.1)*
 24.1          Powers of Attorney*
 25.1          Statement of Eligibility of SouthTrust Bank as Trustee on
               Form T-1*

---------------

* Previously filed.

Footnotes:

 (1) Filed as an Exhibit to ProAssurance's Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 001-16533) and incorporated herein by reference.

 (2) Filed as an Exhibit to ProAssurance's Registration Statement on Form S-3 (Commission File No. 333-100526), as amended and incorporated herein by reference.